Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☒    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
...................................................................................................................................................................................

(Name of Registrant as Specified In Its Charter)

...................................................................................................................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RLI CORP. NOTICE OF 2018 ANNUAL MEETING AND PROXY STATEMENT

9025 N. LINDBERGH DRIVE • PEORIA, IL 61615
PHONE: 309-692-1000 • FAX: 309-692-1068 WWW.RLICORP.COM

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 22, 2018

Dear Shareholders:

Please consider this letter your personal invitation to attend the 2018 RLI Corp. Annual Shareholders Meeting. It will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614, on May 3, 2018, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of directors, approval of the reincorporation of the Company from the State of Illinois to the State of Delaware,  an advisory vote on our executive compensation, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2017 and their impact on you and your Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman & Chief Executive Officer

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

Notice of Annual Meeting of Shareholders

May 3, 2018

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614, on Thursday, May 3, 2018, at 2 p.m. Central Daylight Time for the following purposes:

1.	to elect as directors the ten (10) nominees named in the attached proxy for a one-year term expiring at the 2019 Annual Meeting of Shareholders;
2.	to approve the reincorporation of the Company from the State of Illinois to the State of Delaware;
3.	to hold an advisory vote on executive compensation (the “Say-on-Pay” vote);
4.	to ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the current year; and
5.	to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 5, 2018, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer

Peoria, Illinois

March 22, 2018

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy by any method described below:

•	By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;
•	By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
•	By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

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RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 3, 2018

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 2 p.m. Central Daylight Time on Thursday, May 3, 2018, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois, 61614, and at any adjournments of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 22, 2018.

VOTING

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s Bylaws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares by submitting your proxy in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•

Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

•

Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•

Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time

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prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence, in person or by proxy, of a quorum, the election of directors (Proposal One) requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld are deemed present at the meeting and thus will be counted for quorum purposes and have the effect of a vote against the director.

The proposal to approve the Company’s reincorporation from the State of Illinois to the State of Delaware (Proposal Two) requires the affirmative vote of a majority of the Company’s issued and outstanding voting shares.

Assuming the presence, in person or by proxy, of a quorum, the proposal to ratify the selection of KPMG as the Company’s independent accounting firm (Proposal Four) requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote.

The “Say-on-Pay” vote (Proposal Three) is advisory (not binding) in nature so there is no specified voting requirement for approval. However, the Board of Directors will consider that the shareholders have approved executive compensation on an advisory basis if this agenda item receives the affirmative vote of a majority of the votes cast (in person or by proxy).

With respect to Proposals Two and Four shareholders may vote “For,” “Against” or “Abstain” on each proposal. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will have the same effect as a vote against the matters respectively set forth in Proposals Two and Four.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter. Therefore, broker non-votes will not have any effect on any of the proposals being voted upon at the meeting. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, such as Proposal Four, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections or executive compensation matters. As a result, your broker will not be able to vote your shares on Proposals One through Three without your direction. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 5, 2018, the record date, shall be entitled to vote at the 2018 Annual Meeting. As of the record date, the Company had [☐] shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2018 Annual Meeting.

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PROXY SOLICITATION

The Company will bear the cost of proxy solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of Annual Meeting of Shareholders and Proxy Statement and the Company’s 2017 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at www.proxyvote.com.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

Following are the persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2017 noted:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
State Street Corporation(1)	5,609,875	12.73%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

BlackRock, Inc.(2)	4,925,896	11.20%
55 East 52nd Street
New York, New York 10055

The Vanguard Group, Inc. (3)	4,384,256	9.95%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

Neuberger Berman Group LLC (4)	2,237,630	5.08%
1290 Avenue of the Americas
New York, New York 10104

(1)

The information shown is based solely on a Schedule 13G dated February 14, 2018, filed with the SEC by State Street Corporation (“State Street”). According to the Schedule 13G, State Street Bank and Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 3,231,911 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to the shares, and shared voting and shared dispositive power with respect to 5,609,875 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The Trustee has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)

The information shown is based solely on a Schedule 13G dated January 17, 2018, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, as of December 31, 2017, BlackRock is the beneficial owner of 4,925,896 shares, and has sole voting with respect to 4,843,235 shares and sole dispositive power with respect to 4,925,896 shares.

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(3)

The information shown is based solely on a Schedule 13G dated February 7, 2018, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 4,384,256 shares, and has sole voting with respect to 70,116 shares, sole dispositive power with respect to 4,312,147 shares, shared voting power with respect to 5,208 shares and shared dispositive power with respect to 72,109 shares.

(4)

The information shown is based solely on a Schedule 13G dated February 14, 2018, filed with the SEC by Neuberger Berman Group LLC (“Neuberger”). According to the Schedule 13G, Neuberger is the beneficial owner of 2,237,630 shares, has no sole voting or sole dispositive power with respect to the shares and has shared voting power with respect to 2,223,090 shares and shared dispositive power with respect to 2,237,630 shares.

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each director and named executive officer (whose compensation is disclosed in this Proxy Statement), and the directors and executive officers of the Company as a group, as of December 31, 2017.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned(1)	Common Stock
Kaj Ahlmann(2)	11,132	*
Barbara R. Allen	22,591	*
Michael E. Angelina (2)	11,917	*
John T. Baily (2) (3)	71,108	*
Thomas L. Brown(4) (5) (6)	80,488	*
Calvin G. Butler, Jr.	2,305	*
David B. Duclos (2)	2,369	*
Jeffrey D. Fick (4) (6)	72,049	*
Jordan W. Graham (2)	48,617	*
Craig W. Kliethermes (4) (5)	128,095	*
Jennifer L. Klobnak (4) (6)	43,187	*
F. Lynn McPheeters (2)	92,426	*
Jonathan E. Michael (4) (5) (6) (7)	1,260,523	2.8%
Robert P. Restrepo, Jr.	8,325	*
James J. Scanlan (2)	8,290	*
Michael J. Stone (5) (6) (8) (9)	515,160	1.2%

Directors and executive officers as a group (18 persons) (4) (5) (6)	2,467,126	5.54%

*Less than 1% of Class.

(1)	Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)

Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Director Deferred Plan”) for the benefit of the following: Mr. Ahlmann 8,558 shares; Mr. Angelina 3,730 shares; Mr. Baily 36,792 shares; Mr. Butler 2,305 shares, Mr. Duclos 451 shares; Mr. Graham 43,758 shares; Mr. McPheeters 44,591 shares; and Mr. Scanlan 2,006 shares. Each participating director has no voting or investment power with respect to such shares.

(3)	Includes 6,000 shares held by Mr. Baily’s spouse.

(4)

Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. As of January 1, 2018, the following shares were allocated under the ESOP: Mr. Brown 2,697 shares; Mr. Fick 10,608 shares; Mr. Kliethermes 11,284 shares; Ms. Klobnak 15,395; and Mr. Michael 241,305 shares. During 2017, Messrs. Fick, Kliethermes and Michael and Ms. Klobnak were eligible to elect to diversify their respective ESOP shares.

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(5)

Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Brown 7,123 shares; Mr. Kliethermes 18,765 shares; Mr. Michael 52,517 shares; and Mr. Stone 41,516 shares. Each participant has no voting or investment power with respect to such shares.

(6)

Includes shares that may be acquired by the named persons within 60 days after December 31, 2017, under the Omnibus Plan and the LTIPs (as described herein), upon the exercise of outstanding stock options as follows: Mr. Brown 34,600 shares; Mr. Fick 17,300 shares;  Mr. Kliethermes 14,000 shares; Ms. Klobnak 15,880 shares; Mr. Michael 101,000 shares; and Mr. Stone 152,000 shares.

(7)

Includes 130,129 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power; and 40,956 shares owned by the Jonathan E. Michael Grantor Retained Annuity Trusts, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(8)	Includes 880 shares held by Mr. Stone’s wife, as Custodian — UTMA-FL, as to which Mr. Stone disclaims any beneficial interest.

(9)	Includes 30,062 shares owned by the Michael J. Stone Grantor Retained Annuity Trusts, over which Mr. Stone, as Trustee, has sole voting and sole investment power.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2017,  the reporting persons have complied with all filing requirements of Section 16(a).

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, all ten (10) directors are to be elected, each to hold office for a one-year term expiring at the 2019 Annual Meeting unless that director dies, resigns or is removed prior to that time. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of each of the 10 nominees named below. The affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Cumulative voting for the directors is not permitted under the Company’s Restated Articles of Incorporation.

NOMINEES

Messrs. Kaj Ahlmann, Michael E. Angelina, John T. Baily, Calvin G. Butler, Jr., David B. Duclos, Jordan W. Graham, Jonathan E. Michael, Robert P. Restrepo, Jr., James J. Scanlan and Michael J. Stone, each a current director, are standing for election. Each was nominated by the Nominating/Corporate Governance Committee to serve for a one-year term expiring in 2019. Mr. F. Lynn McPheeters and Ms. Barbara R. Allen have decided to retire from the Board on May 3, 2018 and will not stand for election.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should

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determine to reduce the number of directors pursuant to the Company’s Bylaws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” the election of all 10 nominees listed below.

DIRECTOR NOMINEE INFORMATION

Below are specific qualifications, skills, attributes and experience with respect to the director nominees to the Board of Directors furnished to the Company by such individuals, summarized herein and more fully detailed in the individual professional history below, which information led to the conclusion they are qualified to serve as a director and are beneficial to the Company. The Nominating/Corporate Governance Committee and the Board considered, in particular, the following with respect to each director: Messrs. Ahlmann and Duclos — their broad reinsurance and insurance expertise, executive management experience, as well as their global insurance experience. Mr. Angelina — his significant insurance industry experience including his extensive risk management background. Messrs. Baily and Scanlan — their extensive experience in accounting and auditing in the insurance and reinsurance industries. Mr. Butler – his significant executive management experience, together with his regulatory, external affairs, customer service and innovation and technology expertise.  Mr. Graham — his strong financial services, strategy, merger/acquisition and advisory experience as well as deep information technology and internet background.  Mr. Restrepo – his extensive insurance expertise, executive management, finance, regulatory, and risk management experience. The Board also considered the over 35 years of experience with the Company represented by Mr. Michael and over 38 years of insurance industry experience (19 years at the Company) represented by Mr. Stone.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Kaj Ahlmann	67	2009

Mr. Ahlmann retired after serving October 2009 through December 2016 as Global Head, Strategic Services and Chair, Advisory Board of Deutsche Bank after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. He brings over 40 years of experience with various companies related to the reinsurance and insurance industries and asset management. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a director of the parent organization, GE Capital Services. He served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008. Mr. Ahlmann, with his family, owns and operates the Six Sigma Ranch & Winery in Lower Lake, California, which produces artisanal wines for retail distribution. Mr. Ahlmann currently serves as Senior Advisor to the insurance sector for Arena Investors, LP, on the board of the American Institute for CPCU (Chartered Property and Casualty Underwriter) and the Advisory Boards of Six Sigma Academy and Insurance Thought Leadership, Inc. He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

Michael E. Angelina	51	2013

Mr. Angelina is the Executive Director of the Maguire Academy of Insurance and Risk Management at Saint Joseph’s University since April 2012. He leads the Risk Management and Insurance program within the Haub School of Business and coordinates the Maguire Academy activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led Tillinghast Asbestos practice. Mr. Angelina serves as a Board Member of Equator Re, Hagerty Insurance Group, and a member of American Academy of Actuaries Committee on Property & Liability Financial Reporting and former Chair of AAA Casualty Practice Council. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
John T. Baily (1)	74	2003

Mr. Baily retired after serving as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. He was previously the National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years of which he was a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firm’s services to the insurance industry (including audit, tax, actuarial, management consulting). He was also a member of C&L’s governing body, the U.S. Board of Partners.  Mr. Baily serves on the boards of Endurance U.S. Specialty Holdings Corp., Golub Capital BDC, Inc., and its affiliates, is a member of the Pennsylvania Institute of CPA’s and the Connecticut Society of CPA’s, and is Chairman Emeritus of the Board of Albright College. He previously served on the boards of Erie Indemnity Company, NYMagic, Inc. and CIFG Holdings, Ltd.  He has a Bachelor’s degree in Economics from Albright College and an MBA from the University of Chicago.

Calvin G. Butler, Jr.	48	2016

Mr. Butler has been the CEO of Baltimore Gas and Electric Company (BGE) since March 2014. In February 2008, Mr. Butler joined Exelon and has held various managerial positions through the current date. The positions included VP, State Legislation & Government Affairs; SVP, External Affairs LCS State Legislation & Government Affairs; SVP, ComEd Corporate Affairs; SVP, Human Resources, Exelon Corp.; SVP, Corporate Affairs; SVP, Regulatory & External Affairs; and currently CEO of Baltimore Gas and Electric, an Exelon company.  From 1999 to January 2008, Mr. Butler held leadership positions with RR Donnelly, including vice president of manufacturing, senior director of government affairs, and senior vice president of external affairs. Mr. Butler worked from 1994 to 1999 at CILCORP. (Central Illinois Light Company) in its government affairs, legal and strategy departments.  Mr. Butler currently is board chair, Bradley University Board of Trustees; director, University of Maryland Medical Center; director, PNC Funds.  In addition, Mr. Butler serves on the Board of Directors of several civil and charitable organizations in and around the Baltimore area. He has a Bachelor’s degree in Public Relations from Bradley University, and received his Law degree from Washington University School of Law in St. Louis.

David B. Duclos	60	2017

Mr. Duclos brings 39 years of experience with various companies related to the insurance and reinsurance industries. Most recently retired as CEO of QBE, North America in July, 2016. He was appointed to this position in April 2013 and is now serving as a Non-Executive Director on the Emerging Markets and Equator Re Boards. He retired December 2012 from XL Group, having served as Chief Executive of XL Insurance from January 2008 through December 2011.  Mr. Duclos joined XL in October 2003 and served in several senior level underwriting and field operations roles, including running XL’s global specialty business.  From September 1999 through July 2003, Mr. Duclos was the President, Small Business Group of Kemper Insurance Company. Mr. Duclos was employed at Cigna Corporation from July 1979 through July 1999 in various underwriting and managerial positions. The positions included Branch Underwriting, Marketing Manager, Branch Executive, AVP-Field Operations, Region President and Specialty Business Leader.  He served as a Director of RLI Corp. from August 16, 2012 until February 26, 2013.   He is a director of St. Joseph University’s School of Risk Management, serves on the board of AAIS and is a former director of QBE Insurance Company of North America. Mr. Duclos has a Bachelor’s degree in Business Administration from Eastern Illinois University and is a graduate of the Advanced Insurance Executive Education Program at the Wharton School of the University of Pennsylvania.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Jordan W. Graham	57	2004

Mr. Graham has been Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, digital media, internet and information services companies. He has over 30 years of experience working both in and providing information technology based products and services to the financial services industry globally. From 2010 to 2011, he served as President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy and media/entertainment industries globally. Previously he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider, as well as a board director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures. Mr. Graham currently serves on the board of Yiftee, Inc. and has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

Jonathan E. Michael(2)	64	1997

Mr. Michael has been Chairman of the Board since May 5, 2011 and President & CEO of the Company since January 1, 2001. He was elected Chairman of the Board & CEO of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982 and has held various managerial and executive officer positions, including Controller, Vice President, Finance/Chief Financial Officer. Additionally, as Executive Vice President he was responsible for running the Company’s insurance operations for several years before becoming Chief Operating Officer in 1994. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP. He serves on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc., sunglass manufacturer Maui Jim, Inc, and business analytic technology firm TADA Cognitive Solutions, LLC. He is currently a member of the OSF St. Francis Medical Center Community Advisory Board, a member of the OSF Healthcare Foundation Board, a member of the Illinois Neurological Institute Advisory Board, Vice Chairman and member of Central Illinois Easter Seals Foundation Board of Trustees, and a member of the Bradley University Board of Trustees. He is a member and Past Chair of the Property Casualty Insurers Association Board of Governors. He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Robert P. Restrepo, Jr.(3)	67	2016

Mr. Restrepo retired in May 2015 as CEO and President of State Auto Insurance Companies and as Chairman in December 2015. Mr. Restrepo brings 44 years of experience with various companies related to the insurance industries. Mr. Restrepo was appointed Chairman, CEO and President of State Auto in 2006. From 2005 to 2006, Mr. Restrepo served as Senior Vice President, Insurance Operations of Main Street America Group and was responsible for personal lines, commercial lines, bonds, claims, marketing, information technology and customer service. From 1998 to 2003, Mr. Restrepo was the President and CEO, Property & Casualty of Allmerica Financial. From 1996 to 1998, Mr. Restrepo was the President and CEO, Personal Lines at Travelers Property & Casualty and was responsible for the newly combined personal property and casualty operations of Travelers and Aetna. In 1972 Mr. Restrepo joined Aetna Life & Casualty and held various managerial positions through 1996, including positions in marketing, technology and field management, and ended as Senior Vice President, Personal Lines. Mr. Restrepo serves on the Board of Directors of Majesco, Genworth Financial, Big I Reinsurance Company, Nuclear Electric Insurance Limited, and the Larry H. Miller Group. Mr. Restrepo is a former Director of Property Casualty Insurance Association of America, Insurance Information Institute, and The Institutes. Mr. Restrepo has a Bachelor’s degree in English from Yale University.

James J. Scanlan	63	2015

Mr. Scanlan retired after serving as United States Insurance Industry Leader and as a member of the Global Insurance Leadership Team of the accounting firm PricewaterhouseCoopers LLP (“PwC”) from 2003 through 2013. He was responsible for seventy-five partners and all areas of practice management, including risk management and new business development. Mr. Scanlan joined PwC in 1976 and was admitted to Partnership in 1986. He was also past Partner in Charge of Philadelphia Healthcare Practice (1989–1992); Philadelphia Financial Services Practice (1993–1997); and Southeast Regional Financial Services and Insurance Practice (1998–2001). He was a member of PwC Extended Leadership Team from 2007 through 2013. He serves on the Board of Directors of The Warranty Group, a leading global provider of warranty solutions and underwriting services and Jackson National Life Insurance Company, a subsidiary of Prudential plc, Incorporated. He is Chair of the Finance Committee of Drexel Neumann Academy and West Catholic Preparatory High School. He has a Bachelor’s degree in accounting from Pennsylvania State University.

Michael J. Stone	69	2012

Mr. Stone is the former President and Chief Operating Officer of the Company’s principal insurance subsidiaries from January 2002 until his retirement in December 2015, where his responsibilities included the overall direction of the companies. Mr. Stone joined the Company in May 1996 and held various executive officer positions. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group. Mr. Stone serves as Chairman of the Board on the Board of Directors for UnityPoint Health and South Side Trust & Savings Bank. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

The following footnotes reflect directorships held within the past five years at publicly traded companies:

(1)

Mr. Baily currently serves as a director of Golub Capital BDC, Inc. Mr. Baily previously served as a director of Endurance Specialty Holdings Ltd. which was acquired by Sompo Holdings, Inc in March of 2017 and is no longer a publicly-traded company.

(2)	Mr. Michael currently serves as a director of SS&C Technologies Holdings, Inc.

(3)	Mr. Restrepo currently serves as a director of Majesco and Genworth Financial, Inc.

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PROPOSAL TWO: APPROVAL OF THE REINCORPORATION OF THE COMPANY FROM THE STATE OF ILLINOIS TO THE STATE OF DELAWARE

In this section of the Proxy Statement, we sometimes refer to the Company prior to the reincorporation as “RLI (Illinois)” and, we sometimes refer to the Company following the reincorporation as “RLI (Delaware).”    Holders of stock in Illinois corporations are referred to in Illinois law as “shareholders,” and holders of stock in Delaware corporations are referred to in Delaware law as “stockholders.”  In this section of the Proxy Statement, for convenience, we use the term “shareholders” throughout when referring to the holders of equity in RLI (Illinois) and RLI (Delaware).

The Board has unanimously approved and recommends to our shareholders this proposal to change the Company’s jurisdiction of incorporation from Illinois to Delaware (the “Reincorporation”). If our shareholders approve this proposal, we will effect the Reincorporation by merging the Company with and into a wholly-owned subsidiary of the Company, which is a Delaware corporation, and which will be the surviving corporation of the merger (the “Reincorporation Merger”).

SUMMARY

Assuming shareholder approval of this proposal is obtained and the Reincorporation Merger is consummated:

•

the internal affairs of the Company will cease to be governed by the Illinois Business Corporation Act of 1983, as amended (the “ILBCA”), and will become subject to Delaware General Corporation Law, as amended (the “DGCL”), and the Company’s existing Amended and Restated Articles of Incorporation (the “Illinois Articles of Incorporation”) and existing Bylaws (the “Illinois Bylaws”) will be replaced by a new certificate of incorporation and new bylaws, as more fully described below;

•

the separate corporate existence of RLI (Illinois) will cease and (i) RLI (Delaware) will continue in existence as the surviving corporation of the Reincorporation Merger and will succeed to and possess all rights, privileges, powers and franchises of RLI (Illinois), (ii) all of the assets and property of whatever kind and character of RLI (Illinois) will vest in RLI (Delaware) and (iii) RLI (Delaware) will be liable for all of the liabilities and obligations of RLI (Illinois), and any claim or judgment against RLI (Illinois) may be enforced against RLI (Delaware), as the surviving corporation of the Reincorporation Merger, in accordance with the ILBCA and the DGCL;

•

each share of RLI (Illinois) common stock, par value $1.00 per share, that is outstanding immediately prior to the consummation of the Reincorporation Merger will be converted into one outstanding share of RLI (Delaware) common stock, par value $0.01 per share, and each option, restricted stock unit or other right to acquire shares of RLI (Illinois) common stock that is outstanding immediately prior to the consummation of the Reincorporation Merger will be converted into an outstanding option, restricted stock unit or other right to acquire shares of RLI (Delaware) common stock; YOU WILL NOT NEED TO EXCHANGE YOUR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF RLI (DELAWARE);

•

each director or officer of RLI (Illinois) immediately prior to the consummation of the Reincorporation Merger will hold the same respective office with RLI (Delaware) at and after the consummation of the Reincorporation Merger; and

•

those shareholders who do not vote in favor of the Reincorporation may dissent and obtain payment for the “estimated fair value” of their shares of RLI (Illinois) common stock under the ILBCA, subject to compliance with the procedures explained under “Dissenters’ or Appraisal Rights Relating to the Reincorporation” below.

GENERAL INFORMATION

The Board has approved an agreement and plan of merger substantially in the form attached as Annex A to this Proxy Statement (the “Reincorporation Merger Agreement”) to accomplish the Reincorporation. This proposal will require the approval of the affirmative vote of holders of at least a majority of the outstanding shares of the Company entitled to vote on the proposal. Those holders of shares of common stock outstanding at the close of business on the record date will be

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entitled to vote on this proposal. Assuming that shareholder approval of this proposal is obtained, the Company intends to file with the Illinois Secretary of State articles of merger (the “Illinois Articles of Merger”) and intends to file with the Delaware Secretary of State a certificate of merger (the “Delaware Certificate of Merger”).  From and after the consummation of the Reincorporation Merger, the Company will be subject to the DGCL and the provisions of the Amended and Restated Certificate of Incorporation of RLI (Delaware), in the form attached as Annex B to this Proxy Statement (the “Delaware Certificate of Incorporation”) and the Amended and Restated Bylaws of RLI (Delaware) in the form attached as Annex C to this Proxy Statement (the “Delaware Bylaws”).

There will be no interruption in your ability to trade your shares as a result of the Reincorporation.  From and after the consummation of the Reincorporation Merger, the common stock of RLI (Delaware) will trade on the New York Stock Exchange under the same symbol, “RLI” that the common stock of RLI (Illinois) traded prior to the consummation of the Reincorporation Merger.  RLI (Delaware) will file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC. Shareholders who own shares of RLI (Illinois) common stock that are freely tradable prior to the Reincorporation will have freely tradable shares in RLI (Delaware) after the Reincorporation. Shareholders holding restricted shares of RLI (Illinois) common stock prior to the Reincorporation will hold shares in RLI (Delaware) after the Reincorporation subject to the same restrictions on transfer. In summary, the Reincorporation will not change the respective positions of the Company or its shareholders under federal securities laws or stock exchange rules.

REASONS FOR THE REINCORPORATION

For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware, or chosen to reincorporate in Delaware, in a manner similar to that being proposed by the Company. We believe the principal reasons for considering the Reincorporation are:

•

the development in Delaware over the last century of a well-established body of case law construing the DGCL, which provides businesses with a greater measure of predictability than exists in any other jurisdiction;

•

the certainty afforded by the well-established principles of corporate governance under Delaware law are of benefit to RLI (Illinois) and its shareholders and should assist RLI (Illinois) in its ability to continue to attract and retain outstanding directors and officers;

•	the DGCL itself, which is updated annually to reflect business needs and developments, is generally acknowledged to be the most advanced and flexible corporate statute in the United States;

•

the Delaware Court of Chancery, which has exclusive jurisdiction over matters relating to the DGCL and in which cases are heard by judges, without juries, brings to its handling of complex corporate issues a level of experience, a speed of decision and a degree of sophistication and understanding unmatched by any other court in the United States, and the Delaware Supreme Court, the only Delaware appeals court, which is highly regarded and has demonstrated its willingness to schedule and rule on business matters on an expedited schedule where prompt resolution is important to the business needs of the parties involved;

•

the Delaware General Assembly, to meet changing business needs, considers and adopts annually statutory amendments to the DGCL that have been proposed by the Corporation Law Section of the Delaware bar; and

•

the Delaware Division of Corporations, which is open from 8 am to 12 am Monday through Friday to accept corporate filings, has a procedure for “preclearance” of corporate filings and offers same day, two (2) hour, one (1) hour and half-hour processing of corporate filings, thus allowing prompt and efficient evidence of filings and certifications to be obtained to facilitate business and transactional needs, and also has a procedure to accommodate closings occurring in international time zones outside of normal business hours or on weekends or holidays.

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CHANGES AS A RESULT OF REINCORPORATION

If this proposal is approved, the Reincorporation will effect a change in the state of incorporation of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled “Rights of our Shareholders Prior to and After the Reincorporation.” The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contracts will continue as rights and obligations of RLI (Delaware). The Reincorporation itself will not result in any change in the Company’s business, jobs, management, number of employees, assets, liabilities or net worth (other than transaction costs incident to the Reincorporation). Further, the directors and officers of RLI (Illinois) immediately prior to the Reincorporation will be the directors and officers of RLI (Delaware) immediately after the Reincorporation, and the subsidiaries of RLI (Illinois) immediately prior to the Reincorporation will be the subsidiaries of RLI (Delaware) immediately after the Reincorporation. The Company will not change its physical headquarters from Peoria, Illinois or the domicile of its insurance company subsidiaries, all of which are in Illinois, in connection with the Reincorporation.

THE REINCORPORATION MERGER AGREEMENT

The Reincorporation will be effected pursuant to the Reincorporation Merger Agreement. The Reincorporation Merger Agreement provides that RLI (Illinois) will merge with and into its wholly-owned subsidiary, RLI (Delaware), on the terms and conditions set forth in the Reincorporation Merger Agreement. By virtue of the Reincorporation Merger, RLI (Delaware) will continue in existence as the surviving corporation and, without further transfer or action, succeed to and possess all rights, privileges, powers and franchises of RLI (Illinois), and all of the assets and property of whatever kind and character of RLI (Illinois) shall vest in RLI (Delaware), as the surviving corporation of the Reincorporation Merger. RLI (Delaware), as the surviving corporation of the Reincorporation Merger, will be liable for all of the liabilities and obligations of RLI (Illinois); and any claim or judgment against RLI (Illinois) may be enforced against RLI (Delaware), as the surviving corporation of the Reincorporation Merger. Each director and officer of RLI (Illinois) immediately prior to the consummation of the Reincorporation Merger will hold the same respective office with RLI (Delaware) at and after the consummation of the Reincorporation Merger.

If this proposal is approved by our shareholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Illinois Secretary of State and the Delaware Secretary of State, as applicable) and effectiveness of the Illinois Articles of Merger and the Delaware Certificate of Merger. If this proposal is approved by our shareholders, it is anticipated that the Board will cause the Reincorporation to be effected as soon as practicable thereafter. However, the Reincorporation Merger Agreement may be terminated and the merger abandoned by the action of the Board of either RLI (Illinois) or RLI (Delaware) at any time prior to the effective time of the Reincorporation Merger, whether before or after approval by our shareholders, for any reason whatsoever.

If this proposal is approved, shareholders will not be required to exchange their RLI (Illinois) stock certificates for new RLI (Delaware) stock certificates. Rather, at and following the consummation of the Reincorporation Merger, the stock certificates that previously represented shares of common stock of RLI (Illinois) will represent the same number of shares of common stock of RLI (Delaware) until submitted to the Company for transfer, whether pursuant to a sale or otherwise, and thereupon will be exchanged for RLI (Delaware) stock certificates. Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the Company unless and until requested to do so.

EFFECT OF VOTE FOR THE REINCORPORATION

A vote in favor of the Reincorporation is a vote in favor of the adoption of the Reincorporation Merger Agreement, the Delaware Certificate of Incorporation and the Delaware Bylaws.

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EFFECT OF NOT OBTAINING THE REQUIRED VOTE FOR APPROVAL

If we fail to obtain the requisite vote of shareholders for approval of this proposal, the Reincorporation Merger will not be consummated and the Company will continue to be incorporated in Illinois and governed by the ILBCA, the Illinois Articles of Incorporation and the Illinois Bylaws.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK UPON THE EFFECTIVENESS OF THE REINCORPORATION

Assuming that our shareholders approve this proposal and the Reincorporation becomes effective, the Company will merge with and into RLI (Delaware), which is a wholly-owned subsidiary of the Company incorporated in the State of Delaware and formed solely for purposes of effecting the Reincorporation, and which will be the surviving corporation of the Reincorporation Merger. The rights of the shareholders of RLI (Delaware) will be governed by Delaware law, the Delaware Certificate of Incorporation and the Delaware Bylaws. The following is a description of the capital stock of RLI (Delaware) upon the effectiveness of the Reincorporation. This description is not intended to be complete and is qualified in its entirety by reference to Delaware law, including the DGCL, and the full texts of the Delaware Certificate of Incorporation, a copy of which is attached as Annex B to this Proxy Statement, and the Delaware Bylaws, a copy of which is attached as Annex C to this Proxy Statement.

General

The authorized capital stock of RLI (Illinois) consists of 100,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Upon the consummation of the Reincorporation Merger, the number of shares of authorized capital stock of RLI (Delaware) will be 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. However, the common stock of RLI (Delaware) will have a par value of $0.01 per share, rather than $1.00 per share, as is the case with respect to the common stock of RLI (Illinois). This change merely reduces the minimum consideration payable upon the issuances of stock of RLI (Delaware), reduces the filing fees for documents affecting the stock of RLI (Delaware) filed with the Delaware Secretary of State and increases the funds available under Delaware law for dividends and stock repurchases and will have no material impact upon the financial statements of RLI (Delaware).

Common Stock

Dividends; Liquidation. Subject to the preferences of any outstanding shares of preferred stock, holders of common stock of RLI (Delaware) will have equal ratable rights to dividends (payable in cash, stock or property) out of funds legally available for that purpose, when, as and if dividends are declared by the Board of RLI (Delaware). Holders of common stock are entitled to share ratably, as a single class, in all of the assets of RLI (Delaware) available for distribution to holders of shares of common stock upon the liquidation or dissolution of RLI (Delaware) or the winding up of the affairs of RLI (Delaware), after payment of the liabilities of RLI (Delaware) and any amounts to holders of outstanding shares of preferred stock.

Voting Rights. Generally, holders of the common stock of RLI (Delaware) will vote together as a single class on every matter acted upon by the shareholders. Holders of RLI (Delaware) common stock will be entitled to one vote per share on all matters submitted to a vote of shareholders. Shareholders will not be entitled to cumulate votes in voting for directors. The holders of a majority in voting power of the outstanding shares of stock entitled to vote on a matter, represented in person or by proxy, will constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the votes cast on a matter will be the act of the shareholders, unless the vote of a minimum or other number or amount is provided for such matter by the DGCL, the Delaware Certificate of Incorporation or the Delaware Bylaws or the rules and regulations of any stock exchange or other regulatory body, in which case such minimum or other vote will be the required vote of shareholders on such matter. Except as otherwise provided by law, or the Delaware Certificate Incorporation by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series and/or class of preferred stock, the holders of RLI (Delaware) common stock have the exclusive right to vote for the election of directors and for all matters presented to the shareholders.

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Other. The holders of RLI (Delaware) common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the RLI (Delaware) common stock. The rights of the holders of RLI (Delaware) common stock are subject to the rights and preferences of any series of preferred stock that RLI (Delaware) may issue.

Preferred Stock

By resolution of the Board, RLI (Delaware) may, without any further vote by its shareholders, authorize and issue an aggregate of 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series and/or classes. The Board may by resolution fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualification, limitations or restrictions thereof, of any unissued series and/or class of preferred stock, and may fix the number of shares constituting such series and/or class, and may increase or decrease the number of shares of any such series and/or class (but not below the number of shares thereof then outstanding). The authority of the Board to issue preferred shares without the additional approval of the shareholders could have a possible anti-takeover effect, which we describe in more detail below in the section entitled “Possible Anti-Takeover Effect of Provisions – Authorized Preferred Shares.”

THE CHARTERS AND BYLAWS OF RLI (DELAWARE) AND RLI (ILLINOIS)

The provisions of the Delaware Certificate of Incorporation and the Delaware Bylaws are substantially similar in substance to those of the Illinois Articles of Incorporation and Illinois Bylaws. The differences in the provisions of the Delaware governing documents as compared to the provisions of the Illinois governing documents include, but are not limited to, the following: (i) the elimination of the presumption of assent to any action the Board takes, by directors who are present at a meeting unless the director’s dissent is entered in the minutes of the meeting or the director files a written dissent to such action; and (ii) the expansion of the powers which the Board may in its discretion grant to each Board committee.

In addition, the proposed Reincorporation includes the implementation of certain other provisions in the Delaware Certificate of Incorporation and the Delaware Bylaws that are different from the Illinois Articles of Incorporation and Illinois Bylaws. For a discussion of such changes, see “Rights of our Shareholders Prior to and After the Reincorporation from Illinois to Delaware.” The discussion of the Delaware Certificate of Incorporation and the Delaware Bylaws is qualified by reference to the provisions of the DGCL, and the Delaware Certificate of Incorporation, a copy of which is attached as Annex B to this Proxy Statement, and the Delaware Bylaws, a copy of which is attached as Annex C to this Proxy Statement. In addition, RLI (Delaware) could implement certain other changes in the future by amending the Delaware Certificate of Incorporation or the Delaware Bylaws in accordance with Delaware law.

LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Illinois and Delaware have similar laws relating to indemnification by a corporation of its officers, directors, employees and other agents. The laws of Illinois and Delaware permit corporations to adopt a provision in their articles of incorporation or certificates of incorporation, as applicable, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duties except where such liability is based on:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

In addition, Illinois and Delaware have similar laws relating to indemnification and advancement of expenses by a corporation of its officers, directors, employees and other agents.  The Illinois Articles of Incorporation provide for mandatory indemnification and, if approved by the Board, the advancement of expenses to its current and former directors and officers,

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where the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful, to the extent permitted by the ILBCA. The Illinois Articles of Incorporation also provide that the Company may indemnify and advance expenses to any person who is or was an employee or agent of the Company, or is or was an employee or agent of the Company serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the extent and under the circumstances provided above with respect to a person who is or was a director or officer of the Company.

The indemnification provisions of the Delaware Bylaws are substantially identical to those contained in the Illinois Bylaws. However, the Delaware Bylaws mandate the advancement of expenses to an indemnified party and omit the requirement that the Company shall report any indemnification or advancement of expenses in writing to the shareholders with or before the notice of the next shareholders’ meeting.

EMPLOYEE BENEFIT PLANS

All employee benefit plans of RLI (Illinois), including deferred compensation, stock option, restricted stock unit and other equity-based plans, will be assumed by RLI (Delaware), and each stock option, restricted stock unit and other equity-based award issued and outstanding pursuant to such plans would automatically be converted into a stock option, restricted stock unit or other equity-based award with respect to the same number of shares of RLI (Delaware), upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the Reincorporation would constitute approval of the assumption of these plans by RLI (Delaware). RLI (Delaware) will also assume other employee benefit arrangements of RLI (Illinois) upon the terms and subject to the conditions currently in effect, as may be amended from time to time.

DISSENTERS’ OR APPRAISAL RIGHTS RELATING TO THE REINCORPORATION

Under Illinois law, Company shareholders who do not vote in favor of the Reincorporation and who follow the procedures required by Section 11.70 of the ILBCA, which is attached as Annex D to this Proxy Statement, will have the right to dissent from the Reincorporation Merger which effects the Reincorporation and obtain payment for their shares in the form of cash in the event of the completion of the Reincorporation. If you are considering exercising your dissenters’ rights, you should carefully review Annex D to this Proxy Statement. Because of the complexity of the procedure established for exercising dissenters’ rights under Section 11.70 of the ILBCA, the Company encourages you to consult an attorney before electing or attempting to exercise these rights.

Under the ILBCA, all shareholders entitled to dissenters’ rights must be notified of that fact and the procedure to dissent in the meeting notice relating to the transaction with respect to which they are entitled to assert dissenters’ rights. This Proxy Statement constitutes that notice. Because the Company has furnished to shareholders in this Proxy Statement material information with respect to the Reincorporation, including the merger of RLI (Illinois) with and into RLI (Delaware), that will objectively enable a shareholder to evaluate the Reincorporation, to vote on the proposal and to determine whether or not to exercise dissenters’ rights, a shareholder may assert these rights only if (i) prior to the vote on the Reincorporation, including the Reincorporation Merger, at the Annual Meeting, the shareholder delivers to the Company a written demand, as described in Section 11.70 of the ILBCA, for payment for his or her shares in the event the Reincorporation Merger is completed and (ii) the shareholder does not vote in favor of the Reincorporation, including the Reincorporation Merger Agreement.

If a shareholder votes in favor of the Reincorporation, the shareholder will not be entitled to dissent and obtain payment for his or her shares, and a vote against the Reincorporation will not satisfy the above requirement that a written demand for payment be delivered to the Company before the vote on Reincorporation. Failure to vote against the approval of the Reincorporation will not waive a shareholder’s dissenters’ rights; provided that the shareholder has not voted in favor of the Reincorporation and, provided, further, that the shareholder has complied in all other respects with the ILBCA in preserving the shareholder’s dissenters’ rights.  See Annex D of this Proxy Statement for the full text of Section 11.70 of the ILBCA.

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DELAWARE BUSINESS COMBINATION STATUTE

Like Illinois, Delaware has a “business combination” statute that is applicable to publicly traded corporations incorporated in Delaware that do not opt out of its provisions in its certificate of incorporation or bylaws. The Delaware business combination statute is similar to the Illinois business combination statute currently applicable to the Company. Delaware’s business combination statute provides that an “interested shareholder” (defined as a person who owns fifteen percent (15%) or more of the outstanding voting stock of a corporation or who is an associate or affiliate of the corporation and, within the preceding three-year period, owned fifteen percent (15%) or more of the outstanding voting stock of the corporation), and the affiliates and associates of such person may not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested shareholder unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the  transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced excluding certain shares, and (iii) at or subsequent to the time the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders (and not by written consent) by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock of the corporation not owned by the interested shareholder. Delaware law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested shareholder, including mergers, asset sales and transactions in which the interested shareholder receives or could receive a benefit on other than a pro rata basis with all other shareholders of the corporation. RLI (Delaware) may amend the Delaware Certificate of Incorporation in the future in accordance with Delaware law to no longer be governed by the Delaware business combination statute. Because RLI (Delaware) has not elected to opt-out of this provision in the Delaware Certificate of Incorporation, the provision might discourage takeover attempts that might result in a premium over the market price for shares of common stock of RLI (Delaware) at a given time.

TRANSFER AGENT

EQ Shareholder Services, the transfer agent for the common stock of RLI (Illinois) will serve as the transfer agent for the common stock of RLI (Delaware).

MARKET LISTING

The common stock of RLI (Delaware) will trade on the New York Stock Exchange under the symbol “RLI”, the same symbol as the common stock of RLI (Illinois).

TAX RIDER

Material U.S. Federal Income Tax Consequences of the Reincorporation Merger

The following is a discussion of the material U.S. federal income tax consequences of the Reincorporation Merger, but does not purport to be a complete analysis of all potential tax considerations. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could affect the tax consequences described herein. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reincorporation Merger.

This discussion does not address the U.S. federal income tax consequences relevant to holders of our common stock who exercise dissenters’ rights or to other specific holders of our common stock in light of their particular circumstances and

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who are subject to special rules, including, without limitation:

•U.S. expatriates and former citizens or long-term residents of the United States;

•persons subject to the alternative minimum tax;

•persons holding our common stock  as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•banks, insurance companies, and other financial institutions;

•real estate investment trusts or regulated investment companies;

•brokers, dealers or traders in securities;

•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•S corporations, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and investors therein;

•tax-exempt organizations or governmental organizations;

•persons who hold or receive our stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•tax-qualified retirement plans;

•persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement; and

•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the tax treatment of the entity’s owners relating to the Reincorporation Merger may impart upon the status of the owners, the activities of the entity and certain determinations made at the owner level. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its owners relating to the Reincorporation Merger.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE.  THIS DISCUSSION DOES NOT ADDRESS INCOME TAX CONSEQUENCES TO HOLDERS OF OUR COMMON STOCK WHO EXERCISE DISSENTERS’ RIGHTS.  ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REINCORPORATION MERGER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reincorporation Merger is intended to qualify as “reorganization” pursuant to Section 368(a)(1)(F) of the Code. Assuming that the Reincorporation Merger so qualifies:

•no gain or loss with be recognized by RLI (Illinois) or RLI (Delaware) as a result of the Reincorporation Merger;

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•holders of shares RLI (Illinois) common stock will not recognize gain or loss upon the conversion of their shares of RLI (Illinois) common stock to RLI (Delaware) common stock;

•the aggregate tax basis of shares of RLI (Delaware) common stock received pursuant to the conversion of shares of RLI (Illinois) common stock in the Reincorporation Merger will be equal to the aggregate tax basis of the converted shares of RLI (Illinois) common stock; and

"

the holding period of the shares of RLI (Delaware) common stock received  pursuant to the conversion of RLI (Illinois) common stock in the Reincorporation Merger will include the holding period of the converted shares of RLI (Illinois) common stock.

ACCOUNTING TREATMENT

We expect that the Reincorporation will have no material effect from an accounting perspective. As such, the financial statements of RLI (Illinois) previously filed with the SEC will remain the financial statements of RLI (Delaware) following the Reincorporation.

RIGHTS OF OUR SHAREHOLDERS PRIOR TO AND AFTER THE REINCORPORATION FROM ILLINOIS TO DELAWARE

The rights of RLI (Illinois) shareholders are currently governed by the ILBCA and Illinois common law, the Illinois Articles of Incorporation and the Illinois Bylaws. The rights of shareholders of RLI (Delaware) after the completion of the Reincorporation will be governed by Delaware law, principally the DGCL and Delaware common law, the Delaware Certificate of Incorporation and the Delaware Bylaws. As a result of the differences between the ILBCA and the DGCL and between the governing documents of RLI (Illinois) and RLI (Delaware), certain of your rights as a shareholder of RLI (Delaware) will vary in some respects from your current rights as a shareholder of RLI (Illinois).

It is not practical to summarize in this Proxy Statement all of the differences between the DGCL and the ILBCA or between the Delaware Certificate of Incorporation and the Delaware Bylaws, on the one hand, and the Illinois Articles of Incorporation and Illinois Bylaws, on the other. Instead, this section summarizes some of the material differences and describes how those differences may affect the rights and interests of shareholders of RLI (Illinois) if and when they become shareholders of RLI (Delaware).

For a description of the capital stock of RLI (Delaware) see “Description of the Company’s Capital Stock upon the Effectiveness of the Reincorporation.” You should also refer to the ILBCA and the DGCL, as well as the Illinois Articles of Incorporation and Illinois Bylaws and the Delaware Certificate of Incorporation and the Delaware Bylaws to be in effect immediately upon the effectiveness of the Reincorporation. The Delaware Certificate of Incorporation is attached as Annex B to this Proxy Statement, and the Delaware Bylaws are attached as Annex C to this Proxy Statement. The Illinois Articles of Incorporation and the Illinois Bylaws have been filed as exhibits to the current report of RLI (Illinois) on Form 8-K filed with the SEC on May 5, 2017 and are incorporated herein by reference. See “Where You Can Find More Information.”

Amount and Classification of Share Capital

RLI (Illinois)

The authorized common stock of RLI (Illinois) consists of 100,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 preferred shares, par value $0.01 per share. As of March 5, 2018, RLI (Illinois) had outstanding [   ] shares of common stock and no shares of preferred stock.

RLI (Delaware)

The authorized capital stock of RLI (Delaware) will consist of 100,000,000 shares of common stock, par value $0.01 per

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share, and 5,000,000 shares of preferred stock, $0.01 par value per share. Upon the consummation of the Reincorporation Merger, the total number of outstanding shares of RLI (Delaware) common stock is estimated to be approximately [   ] (based on the number of shares of RLI (Illinois) common stock outstanding as of March 5, 2018), and no shares of preferred stock will be outstanding.

Number of Directors; Term of Office

RLI (Illinois)

Under the ILBCA, the number of directors is fixed by the bylaws, or absent such provision, by the articles of incorporation or by resolution of the incorporator in the organizational minutes, and may provide for a range by prescribing a minimum and maximum (which may not exceed the minimum by more than five).  The Illinois Bylaws provide that the number of directors shall be determined from time to time by the Board, but the number of directors shall be not less than nine (9) nor more than thirteen (13). The term of office of each director is one (1) year with each director to be elected each year at the Company’s annual meeting.

RLI (Delaware)

The DGCL provides that a corporation’s board of directors must consist of one or more members, with the number fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number, in which case a change in the number of directors shall be made only by amendment of the certificate.  Similar to the Illinois Bylaws, the Delaware Bylaws provide that the number of directors shall be determined from time to time by the Board, but the number of directors shall be not less than nine (9) nor more than thirteen (13). Each director shall hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

Dividends/Distributions

RLI (Illinois)

Under Illinois law, a corporation may not make any distribution to its shareholders if, after giving effect to the distribution, (i) the corporation would be insolvent; or (ii) the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

RLI (Delaware)

Delaware law permits a corporation to declare and pay dividends upon its shares out of (i) surplus or, (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Action by Written Consent of Shareholders

RLI (Illinois)

The ILBCA allows shareholders to take action by unanimous written consent of all shareholders entitled to vote on the matter or by signed written consent of the holders of shares having not less than the minimum number of votes necessary to take action at a meeting in which all shares entitled to vote on the matter were present and voting, unless such right is denied by the articles of incorporation. The Illinois Articles of Incorporation do not deny such right. The ILBCA provides for at least five (5) days’ advance notice of the action contemplated (unless consent will be unanimous) and prompt notice afterwards to non-consenting shareholders of the action taken without a meeting. The Illinois Bylaws also provide for

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advance notice and other procedural requirements in connection with shareholder action by written consent.

RLI (Delaware)

The DGCL also provides that shareholders may take action by the written consent of the holders of shares having not less than the minimum number of votes necessary to take action at a meeting in which all shares entitled to vote on the matter were present and voting, unless such right is limited or restricted by the certificate of incorporation. The Delaware Certificate of Incorporation does not limit or restrict such right. If action is taken by less than unanimous written consent, the DGCL requires prompt notice afterwards to non-consenting holders of the action taken; however, the DGCL does not require advance notice to shareholders of the contemplated action as is required by the ILBCA.  The Delaware Bylaws also provide for advance notice and other procedural requirements in connection with shareholder action by written consent.

Revocability of Proxies

RLI (Illinois)

Under the ILBCA, a duly executed proxy is revocable unless it conspicuously states that it is irrevocable and the appointment is coupled with an interest.  Under the ILBCA, unless otherwise provided in the proxy, no proxy shall be valid more than eleven (11) months from the date of the proxy.

RLI (Delaware)

Under the DGCL, a duly executed proxy is irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Under the DGCL, unless otherwise provided in the proxy, no proxy shall be valid more than three (3) years from the date of the proxy.

Quorum/Voting

RLI (Illinois)

The Illinois Bylaws provide that a majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of such matter at a meeting of shareholders. If a quorum is present at a duly called or convened meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter is the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the governing documents of RLI (Illinois).

RLI (Delaware)

Similarly, the Delaware Bylaws provide that the holders of a majority in voting power of the outstanding shares of stock, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present at a duly called or convened meeting, except as otherwise provided by the Delaware Certificate of Incorporation, the Delaware Bylaws, the rules or regulations of any stock exchange applicable to the Company’s securities or applicable law or pursuant to any regulation applicable to the Company, the affirmative vote of the holders of a majority of the votes cast on the matter (excluding abstentions and broker non-votes) is the act of the shareholders.

Election, Removal and Vacancies of Directors

RLI (Illinois)

Under the ILBCA, shareholders are entitled to cumulative voting rights in the election of directors unless otherwise provided in the corporation’s articles of incorporation. The Illinois Articles of Incorporation provide that no holder of any shares of any class of stock shall be entitled to cumulative voting rights in the election of the directors. Illinois provides for a

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“majority voting” system for the election of directors. Accordingly, the affirmative vote of a majority of the shares of common stock of RLI (Illinois) represented in person or by proxy and entitled to vote is required to elect a director of RLI (Illinois).

Under the ILBCA and the Illinois Bylaws, a director of RLI (Illinois) may be removed, with or without cause, by the approval of a majority of the outstanding shares of the class that elected such director. Removal may only occur at a meeting of shareholders pursuant to a notice that states that the purpose of the meeting is to vote upon the removal of one or more directors named in the notice and only the named directors may be removed at the meeting. The ILBCA provides that any vacancy occurring in the board of directors may be filled by shareholder election at an annual meeting or a special meeting called for the specific purpose of filling such vacancy; provided, however, that the bylaws may provide for a procedure for filling vacancies on the board that occur between meetings of shareholders.  The Illinois Bylaws provide that any vacancy occurring in the Board, including a vacancy occurring as a result of the death, resignation or disqualification of a director, and any directorship to be filled by reason of an increase in the number of directors, may be filled by a majority of the remaining directors, even if less than a quorum, with each such appointed director serving until such director’s successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.

RLI (Delaware)

Under the DGCL, cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation. The Delaware Certificate of Incorporation does not provide for cumulative voting in the election of directors.  The Delaware Bylaws provide that the affirmative vote of a majority of the votes cast is required to elect a director of RLI (Delaware).

Under the DGCL, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If a director is elected by a class or series of shares pursuant to the certificate of incorporation, he or she may be removed without cause by the holders of a majority of the shares of that class or series. Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office unless otherwise provided in the certificate of incorporation or bylaws.  Whenever the holders of any class or series of stock are entitled to elect one or more directors by the certificate of incorporation, vacancies and new created directorships may be filled by a majority of the directors elected by such class or series then in office or by the sole remaining director so elected. The Delaware Certificate of Incorporation and the Delaware Bylaws do not alter the DGCL provision that a director may be removed, with or without cause, by the approval of a majority of the outstanding shares of the class that elected such director. The Delaware Bylaws provide that a majority of directors then in office shall have the power to fill any vacancy occurring in the Board as a result of a director resignation. The Delaware Bylaws provide that any vacancy resulting from any increase in the authorized number of directors shall be filled only by a majority of directors then in office.  Directors appointed by the board to fill any vacancy shall hold office until the Company’s next annual meeting and until such director’s successor shall have been elected and qualified.

Director Duties

The fiduciary duties of directors under Delaware law are generally similar to the duties prescribed under Illinois law. Unlike the ILBCA, however, the DGCL does not include a provision specifically permitting directors, in discharging their duties, to consider the effects of any action (including, without limitation, actions that may involve or relate to a change or potential change in control of the corporation) upon employees, suppliers and customers of the corporation or its subsidiaries, and upon communities in which offices or other establishments of the corporation or its subsidiaries are located. To the contrary, Delaware case law permits directors to consider the interests of constituencies other than shareholders only where the interests of those constituencies are coextensive with the interests of shareholders.

Indemnification and Limitation of Monetary Liability For Breach of Fiduciary Duty

Illinois and Delaware have similar laws relating to indemnification by a corporation of its officers, directors, employees and other agents. The laws of Illinois and Delaware permit corporations to adopt a provision in their articles of incorporation or certificates of incorporation, as applicable, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duties except where such liability is based on:

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•	any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

RLI (Illinois)

In addition, Illinois and Delaware have similar laws relating to indemnification and advancement of expenses by a corporation of its officers, directors, employees and other agents.  The Illinois Articles of Incorporation provide for mandatory indemnification and, if approved by the Board, the advancement of expenses to its current and former directors and officers, where the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful, to the extent permitted by the ILBCA. The Illinois Articles of Incorporation also provide that the Company may indemnify and advance expenses to any person who is or was an employee or agent of the Company, or is or was an employee or agent of the Company serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the extent and under the circumstances provided above with respect to a person who is or was a director or officer of the Company.

RLI (Delaware)

The indemnification provisions of the Delaware Bylaws are substantially identical to those contained in the Illinois Bylaws. However, the Delaware Bylaws mandate the advancement of expenses to an indemnified party and omit the requirement that the Company shall report any indemnification or advancement of expenses in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Stock Repurchases or Redemptions

RLI (Illinois)

Under the ILBCA, a corporation may repurchase or redeem its shares, unless after giving effect to the repurchase or redemption the corporation would be insolvent or the net assets of the corporation would be less than zero or less than the maximum amount then payable to shareholders having preferential rights in liquidation if the corporation were then liquidated.

RLI (Delaware)

The DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation (with certain exceptions). In addition, under the DGCL, a corporation may redeem some or all of its shares only if their redemption is authorized in its certificate of incorporation. However, a corporation may repurchase some or all of its shares in accordance with the requirements of applicable law regardless of whether the repurchase is authorized in the certificate of incorporation.

Annual Meetings of Shareholders

RLI (Illinois)

The Illinois Bylaws provide that the annual meeting of shareholders shall be held at the date and time as determined by the Board for the purpose of electing directors and for the transaction of such other business as may properly come before

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the meeting.

RLI (Delaware)

The provision of the Delaware Bylaws regarding the annual meeting of shareholders is substantially identical to the annual meeting provision of the Illinois Bylaws.

Special Meetings

RLI (Illinois)

Under ILBCA, special meetings of shareholders may be called by the president, a majority of the board of directors or the holders of not less than one-fifth (1/5) of all outstanding shares entitled to vote on the matter for which the meeting is called or by other persons as provided in the articles of incorporation or bylaws. The Illinois Bylaws provide that special shareholder meetings may be called by the chairman of the Board, a majority of the members of the Board or the secretary, following the receipt of one or more written demands by the holders of record, as of the record date fixed in accordance with the Illinois Bylaws, in the aggregate, of at least twenty percent (20%) of the outstanding shares of the Company entitled to vote on the matter and who comply with the other notice and procedural requirements set forth in the Illinois Bylaws. Additionally, the Illinois Bylaws also permit the chairman of the Board to call a special shareholders’ meeting.

RLI (Delaware)

Under the DGCL, a special meeting of shareholders may be called by the board of directors or any other person authorized to do so in the corporation’s certificate of incorporation or bylaws. The Delaware Bylaws provide that special shareholders’ meetings may be called by the chairman of the Board, a majority of the members of the Board, or by the secretary, upon receipt of one or more written demands to call a special meeting from shareholders of record as of the record date fixed in accordance with the Delaware Bylaws who hold, in the aggregate, at least twenty percent (20%) of the voting power of the outstanding shares and who comply with the other notice and procedural requirements set forth in the Delaware Bylaws.

Directors’ Meetings

RLI (Illinois)

The Illinois Bylaws provide that an annual meeting of the Board shall be held immediately after, and at the same place as, the annual meeting of the shareholders unless otherwise determined by the Board. Additional regular meetings of the Board shall be held at such other times at such other locations as the Board may determine. Special meetings of the Board may be called by the president or at the request of a majority of the Board. A majority of the directors then in office will constitute a quorum, and if a quorum is present the act of a majority of the directors present at the meeting will be the act of the Board, unless the act of a greater number is required by the ILBCA, the Illinois Articles of Incorporation or the Illinois Bylaws.

RLI (Delaware)

The Delaware Bylaws provide that regular meetings of the Board may be held at such time and such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the chairman of the Board, the chief executive officer, the president or the secretary at the request of a majority of total number of directors constituting the Board. A majority of the total number of directors shall constitute a quorum for transaction of business at any meeting of the Board and, if a quorum is present, the act of a majority of the directors present at the meeting will be the act of the Board, except as may be specifically required by the DGCL, the Delaware Certificate of Incorporation or the Delaware Bylaws.

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Inspection of Corporate Records

RLI (Illinois)

The ILBCA provides that any shareholder, in person or by agent, has the right, upon written demand, to examine the corporation’s books and records of account, minutes, voting trust agreement filed with the corporation and record of shareholders for a proper purpose, and to make extracts therefrom, but only for a proper purpose. A complete list of the shareholders entitled to vote at a shareholder meeting must be available for shareholder inspection by the earlier of twenty (20) days after the record date for the meeting or ten (10) days before the meeting. Such list must be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The Illinois Bylaws provide that, at least ten (10) days before every shareholder meeting, a complete list of the shareholders entitled to vote at such meeting be open to examination at the office of the Company in Peoria, Illinois, by any shareholder during ordinary business hours, for any purpose germane to the meeting during the ten (10) day period ending on the date of the meeting.

RLI (Delaware)

The DGCL provides that any shareholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right, during the usual hours for business, to inspect the corporation’s stock ledger, shareholders’ lists and other books and records for a purpose reasonably related to the person’s interest as a shareholder. The Delaware Bylaws provide that a complete list of the shareholders entitled to vote at a shareholder meeting must be available for shareholder inspection either (i) on a reasonably accessible electronic network or (ii) during ordinary business hours at the Company’s principal place of business at least ten (10) days before the meeting and must be available for inspection during any meeting of shareholders.

Shareholder Proposals

RLI (Illinois)

Shareholders may submit proposals to RLI (Illinois) to be considered at an annual meeting. Any such proposals must comply in all respects with the notice and procedural requirements in the Illinois Bylaws and all applicable rules and regulations of the Securities and Exchange Commission relating to shareholder proposals. The ILBCA does not address shareholder proposals.

RLI (Delaware)

Shareholders may submit proposals to RLI (Delaware) to be considered at an annual meeting. As is the case with RLI Illinois, any such proposals must comply in all respects with the notice and procedural requirements in the Delaware Bylaws and all applicable rules and regulations of the Securities and Exchange Commission relating to shareholder proposals. The DGCL does not address shareholder proposals.

Charter Amendments

RLI (Illinois)

Under the ILBCA, except for enumerated matters which can be amended by majority director vote alone (removing the names and addresses of initial directors and the registered agent, altering par value, splitting shares, minor corporate name changes, reducing authorized shares and restating articles as amended), amendments to the articles of incorporation require a resolution of the Board submitting the amendment to a vote of shareholders and the approval of shareholders holding two-thirds (2/3) of the voting power of the corporation, except in cases specified in the ILBCA where class voting is required, in which case, approval of two-thirds (2/3) of the voting power of each such class is required. The articles of incorporation may provide for a lower vote (but not less than a majority of the outstanding shares entitled to vote on the

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matter) or a higher vote. The Illinois Articles of Incorporation lower the voting requirement such that the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such matter shall be required for the shareholders of RLI (Illinois) to approve an amendment to the Illinois Articles of Incorporation.

RLI (Delaware)

To amend the certificate of incorporation, the DGCL generally requires the Board to adopt a resolution setting forth the amendment proposed, declare the amendment advisable and submit the amendment to the shareholders for approval.  The amendment must be approved by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock entitled to vote.  If the charter amendment would increase the number of authorized shares of a class of stock, change the par value of such class, or adversely affect the rights, powers or preferences of such class, a separate affirmative vote by the class affected by the amendment.  The certificate of incorporation may provide, however, that the number of authorized shares of any such class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of majority of the stock of the corporation entitled to vote irrespective the right to vote as described in the preceding sentence.  The Delaware Certificate of Incorporation includes such a provision.

Amendments to Bylaws

RLI (Illinois)

The ILBCA provides that, unless the power to amend or alter the bylaws is reserved to the shareholders by the articles of incorporation, the bylaws of a corporation may be altered or amended by shareholders or the board of directors, except that no bylaw adopted by the shareholders may be altered or amended by the board of directors if the bylaws so provide. The Illinois Bylaws provide that they may be altered, amended, or repealed by either shareholders or the Board.  The Illinois Bylaws also provide that any bylaw made, altered amended or repealed by shareholders may be altered, amended or repealed by the Board or by the shareholders.

RLI (Delaware)

Under Delaware law, bylaws may be adopted, amended or repealed by the shareholders. A corporation may, in its certificate of incorporation, confer upon the directors the power to amend, alter or repeal the bylaws, but it may not eliminate the power of the shareholders to amend the bylaws. As provided in the Delaware Certificate of Incorporation, the Delaware Bylaws may be amended, altered or repealed by either shareholders or the Board.

Merger, Consolidations, Share Exchanges and Sales of All or Substantially All Assets

RLI (Illinois)

The ILBCA generally requires two-thirds (2/3) of the outstanding voting shares to approve most mergers, consolidations and share exchanges or sales of all or substantially all assets, unless the approval is reduced to as low as a simple majority or increased as provided in the articles of incorporation. The Illinois Articles of Incorporation modify the two-thirds (2/3) voting standard set forth in the ILBCA with respect to approval of mergers, consolidations and share exchanges opting for the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the transaction.

RLI (Delaware)

The DGCL generally requires the holders of a majority in voting power of the outstanding shares of stock entitled to vote on the transaction to approve statutory mergers, consolidations and sales of all or substantially all assets, which is consistent with the voting standard enumerated in the Illinois Articles of Incorporation. The Delaware Certificate of Incorporation and the Delaware Bylaws do not modify the DGCL’s voting standard.

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General

Under both the DGCL and ILBCA, a shareholder vote of a constituent corporation surviving a merger is not required to authorize a merger (unless the corporation’s certificate of incorporation provides otherwise) if:

•	the merger agreement does not amend the certificate of incorporation of such corporation;

•

each share of stock of such corporation outstanding immediately before the effective date of the merger is to be an identical share outstanding of the surviving corporation after the effective date of the merger; and

•	the number of shares of common stock to be issued by the corporation in the merger does not exceed twenty percent (20%) of the number of shares outstanding immediately before the merger.

Under both the DGCL and the ILBCA the vote of the shareholders of a corporation (the “subsidiary”) is not required where ninety percent (90%) of each class of the voting stock of the subsidiary is owned by another corporation (the “parent”) in a merger where the parent merges the subsidiary into itself. In the case of the parent merging itself into the subsidiary, a shareholder vote of the parent’s shareholders is required.

Under Section 251(h) of the DGCL, unless expressly required by the certificate of incorporation, no vote of the shareholders of a target corporation that has a class or series of stock that is listed on a national securities exchange or held of record by more than 2,000 holders immediately prior to the execution of the merger agreement by such corporation is required in order to authorize a merger if (i) the merger agreement expressly permits or requires such merger to be effected under Section 251(h) and provides that the merger will be effected as soon as practicable following the consummation of the offer, (ii) the purchasing corporation commences a tender or exchange offer for all outstanding shares of the target corporation that would otherwise be entitled to vote on the adoption of the merger agreement; (iii) immediately following consummation of the tender or exchange offer, the stock of the target corporation irrevocably accepted for purchase or exchange by the purchasing corporation, combined with the stock of the target corporation otherwise owned by the purchasing corporation or its affiliates and any rollover stock, equals at least the percentage of stock of the target corporation that would be required to adopt the merger agreement; and (iv) the purchasing corporation as promptly as practicable effects a merger with the target corporation in which the shares that were subject to the tender or exchange offer, and not accepted for purchase in the tender or exchange offer, are converted into the same consideration as was paid for shares in the tender or exchange offer.

In addition, under the DGCL, unless expressly required by the certificate of incorporation, no vote of shareholders of a constituent corporation is required to authorize a holding company reorganization merger if: (i) the constituent corporation merges into a direct or indirect wholly-owned subsidiary of the constituent corporation; (ii) in the merger the shareholders of the constituent corporation receive an identical number and kind of shares of stock in the holding company as they had in the corporation; (iii) the holding company and the constituent corporation are Delaware corporations and the direct or indirect wholly-owned subsidiary that is the other constituent entity to the merger is a Delaware corporation or limited liability company, (iv) the  certificate of incorporation and bylaw provisions of the holding company immediately following the effective time of the merger are identical to those of the constituent corporation immediately prior to the effective time of the merger (other than certain specified provisions), (v) as a result of the merger, the constituent corporation or its successor becomes or remains a direct or indirect wholly-owned subsidiary of the holding company, (vi) the directors of the constituent corporation become or remain the directors of the holding company upon the effective time of the merger and (vii) the organizational documents of the surviving entity in the merger immediately following the effective time of the merger must contain provisions identical to those of the constituent corporation immediately prior to the effective time of the merger (other than certain specified provisions).

Interested Director Transactions

Under both Delaware and Illinois law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable solely because of such interest; provided that certain conditions, such as obtaining

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the required approval and fulfilling the requirements of good faith and full disclosure, are met.

RLI (Illinois)

Under Illinois law, if a transaction is “fair” when authorized, approved or ratified, then the fact that a director has an interest in the transaction is not grounds for invalidating the transaction or the interested director’s vote regarding such transaction. In any proceeding relating to such a transaction, the person asserting its validity will have the burden of proof unless, after full disclosure of such director’s interest:

•	a majority of the disinterested directors approved the transaction; or

•	such transaction was approved by the shareholders without counting the votes of any shareholder who is an interested director.

RLI (Delaware)

Under Delaware law, no contract or transaction between a corporation and one or more of its directors or officers or between a corporation and any other entity in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason or because the director or officer is present at or participates in the meeting of the board or committee that authorized the contract or transaction or because such director’s or officer’s votes counted for such purpose, if:

•	the shareholders or the disinterested members of the board of directors approved such contract or transaction after full disclosure of the material facts; or

•	the contract or transaction is “fair” as to the corporation at the time it was authorized, approved or ratified by the board, a committee or the shareholders.

Dissenters’ Rights; Appraisal Rights

RLI (Illinois)

Under the ILBCA, shareholders of an Illinois corporation have dissenters’ rights entitling a shareholder to dissent from certain mergers, sales of assets or other specified corporate acts, described below, in order to obtain the corporation’s assessment of the “fair value” of such shareholder’s shares and to proceed with an action seeking the difference between the shareholder’s estimate of fair value and interest due and the amount of the “fair value” payment by the corporation. Under Illinois law, dissenters’ rights are available only in the event of any of the following corporate transactions:

•

completion of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if shareholder authorization is required for such merger, consolidation or share exchange or the corporation is a ninety percent (90%) or more owned subsidiary that is merged with its parent or another subsidiary or as regards to the parent, when it is merged into a ninety percent (90%) or more owned subsidiary, when the latter is the survivor thereof;

•	completion of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

•	an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares; or

•

any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, bylaws or a resolution of the board of directors of the corporation provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures of the ILBCA.

The Illinois Articles of Incorporation and the Illinois Bylaws do not grant any additional dissenters’ rights. To exercise dissenters’ rights, among other procedural requirements, a shareholder must submit a written demand to the corporation prior to the taking of the vote on the matter giving rise to dissenters’ rights and must not vote in favor of the action from which the shareholder dissents. With respect to the Reincorporation, holders of RLI (Illinois) shares will be entitled to

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dissenters’ rights. See “Dissenters’ or Appraisal Rights Relating to the Reincorporation.” See Annex D to this Proxy Statement for additional information on dissenters’ rights under ILBCA.

RLI (Delaware)

Under the DGCL, a shareholder of a corporation participating in certain mergers and consolidations may be entitled to appraisal rights pursuant to which such shareholder may receive payment of the “fair value” of the shareholder’s shares as determined by the Delaware Court of Chancery instead of the consideration the shareholder would otherwise receive in the proposed transaction. Under the DGCL, appraisal rights are only available in connection with certain mergers and consolidations and are not available for stock (or depository receipts in respect thereof) that at the record date either was listed on a national securities exchange or are held of record by more than 2,000 holders unless the holders of such stock are required by the terms of the merger or consolidation agreement to accept anything except:

•	shares of stock of the corporation surviving or resulting from such merger or consolidation (or depository receipts in respect thereof);

•

shares of stock of any other corporation (or depository receipts in respect thereof) that will be either listed on a national securities exchange or held of record by more than 2,000 holders on the effective date;

•	cash in lieu of fractional shares or fractional depository receipts; or

•	any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts, as described above.

In addition, shareholders of a corporation are not entitled to appraisal rights in a merger if the merger did not require for its approval the vote of the shareholders of the corporation as provided in Section 251(f) or (g) of the DGCL. The certificate of incorporation of a Delaware corporation may provide for appraisal rights in any merger or consolidation in which appraisal rights are not otherwise provided by statute, or in connection with any amendment to the certificate of incorporation or any sale of all or substantially all assets. The Delaware Certificate of Incorporation does not contain a provision providing appraisal rights in circumstances where they are not required by the DGCL.

Business Combination Provisions

Section 203 of the DGCL and Section 11.75 of the ILBCA prohibit corporations from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. With certain exceptions, under Section 203 of the DGCL and Section 11.75 of the ILBCA, an interested shareholder is a person or group who or which owns fifteen percent (15%) or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of fifteen percent (15%) or more of such voting stock at any time within the previous three years.

For purposes of Section 203 of the DGCL and Section 11.75 of the ILBCA, the term “business combination” is defined broadly to include, among other things, mergers with or, in some cases, caused by the interested shareholder, sales or other dispositions to the interested shareholder (except proportionately with the corporation’s other shareholders) of assets of the corporation or a subsidiary equal to ten percent (10%) or more of the aggregate market value of the corporation’s consolidated assets or its outstanding stock, the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (with certain exceptions) or receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

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The three-year prohibition imposed on business combinations by Section 203 of the DGCL or Section 11.75 of the ILBCA does not apply if:

•

before the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder;

•

the interested shareholder owns eighty-five percent (85%) of the corporation’s voting stock (excluding certain shares) upon completion of the transaction that made him or her an interested shareholder; or

•

on or after the date such person becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by sixty-six and two-thirds percent (66-2/3%) of the voting stock not owned by the interested shareholder.

Section 7.85 of the ILBCA provides extra protection to corporations subject to the reporting requirements of the Securities Exchange Act of 1934 (including RLI (Illinois)), for “business combinations” with an “interested shareholder” (defined similarly to the definition in Section 11.75 of the ILBCA) transactions. Section 7.85 of the ILBCA requires the approval of holders of at least eighty percent (80%) of the combined voting power of the then outstanding shares of all classes of the corporation’s capital stock entitled to vote in the election of directors and the approval of a majority of the voting shares held by disinterested shareholders. The higher voting requirements are not required if certain procedural and price requirements are met or if the business combination is approved by at least two-thirds (2/3) of the “disinterested directors.” Disinterested directors are directors who are not associated with the interested shareholder, were members of the Board prior to the time the interested shareholder became an interested shareholder or were recommended by a majority of the disinterested directors to succeed a disinterested director, and were not nominated by an interested shareholder or its affiliates.

RLI (Illinois)

An Illinois corporation may elect not to be governed by Sections 7.85 and 11.75 of the ILBCA. The Illinois Articles of Incorporation or the Illinois Bylaws have not modified or superseded the vote required by those sections.

RLI (Delaware)

Delaware corporations may, in their certificates of incorporation elect not to be governed by Section 203. The Delaware Certificate of Incorporation does not make such an election.

Dissolution

RLI (Illinois)

Under the ILBCA, upon adoption of a board resolution submitting a dissolution proposal to shareholders, or in the event that the board fails to submit a dissolution proposal to shareholders for more than one (1) year after being requested to do so by the holders of more than one-fifth (1/5) of the shares entitled to vote on dissolution, shareholders holding at least two-thirds (2/3) of the total voting power (or such lesser percentage not less than a simple majority or such greater number as may be provided in the articles of incorporation) may authorize a corporation’s dissolution. The ILBCA also authorizes the dissolution of a corporation by unanimous written consent of all outstanding shares entitled to vote on dissolution, without the vote or action of the directors of a corporation. The Illinois Articles of Incorporation do not modify these statutory provisions.

RLI (Delaware)

Under the DGCL, a corporation may be dissolved upon the adoption of a resolution to dissolve by a majority of the whole board of directors and the approval of such resolution by the holders of a majority in voting power of the then outstanding shares of stock entitled to vote on such matter. Like the ILBCA, the DGCL also permits a dissolution to be

RLI Corp. 2018 Proxy Statement    |    33

authorized by unanimous written consent of all outstanding shares entitled to vote on dissolution without the directors adopting a resolution to dissolve.

Shareholder Derivative Suits

RLI (Illinois)

Illinois law provides that a shareholder bringing a derivative action on behalf of a corporation must have been a shareholder at the time of the transaction in question; provided that a shareholder not meeting that requirement may be permitted in the discretion of the court to bring the action if such shareholder can prove that he or she acquired the shares prior to disclosure of the wrongdoing complained of by the shareholder.

RLI (Delaware)

Under Delaware law, a shareholder may only bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question or the shareholder was granted such stock thereafter by operation of law.

Waiver of Corporate Opportunity Doctrine

RLI (Illinois)

The ILBCA does not expressly prohibit a corporation from renouncing in its articles of incorporation any interest, expectancy or opportunity to participate in specified business opportunities that are presented to the corporation or its officers, directors or shareholders, although the ILBCA does prohibit provisions eliminating or limiting a director’s liability for breach of his or her duty of loyalty to the corporation and its shareholders. The Illinois Articles of Incorporation do not waive such corporate opportunities.

RLI (Delaware)

The DGCL expressly permits a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest, expectancy or opportunity to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or its officers, directors or shareholders. The Delaware Certificate of Incorporation does not waive such corporate opportunities.

Exclusive Forum

RLI (Illinois)

The ILBCA neither authorizes the inclusion of nor prohibits a corporation’s governing documents from including restrictions with respect to the venue in which a shareholder may bring an action. The Illinois Articles of Incorporation and the Illinois Bylaws do not contain any restrictions with respect to the venue in which a shareholder may bring an action.

RLI (Delaware)

The DGCL expressly authorizes the inclusion of exclusive forum provisions in the governing documents of a Delaware corporation.  The Delaware Bylaws contain a provision establishing, to the fullest extent permitted by law, the Delaware Court of Chancery (or, in the event the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of RLI (Delaware), (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or shareholder of RLI (Delaware) to RLI (Delaware) or its shareholders, (iii) any action arising pursuant to any provision of the DGCL, the Delaware Certificate of Incorporation or the Delaware Bylaws (as amended from

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time to time) or (iv) any action asserting a claim against RLI (Delaware) governed by the internal affairs doctrine.

SIGNIFICANT PROVISIONS TO BE CARRIED OVER

Authorized Shares

As previously noted, upon the consummation of the Reincorporation Merger, RLI (Delaware) will be authorized to issue 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.  Upon the consummation of the Reincorporation Merger, it is anticipated that there will be [☐] shares of RLI (Delaware) common stock outstanding and no shares of RLI (Delaware) preferred stock outstanding. The only change is that the authorized common stock of RLI (Illinois) has a par value of $1.00 per share and authorized preferred stock of RLI (Illinois) has a par value of $0.01 per share, whereas the authorized common and preferred stock of RLI (Delaware) will have a par value of $0.01 per share. For more information, see “Description of the Company’s Capital Stock upon the Effectiveness of the Reincorporation.”

Size of Board

The Illinois Bylaws and the Delaware Bylaws authorize the directors to fix or change the number of directors, provided, that the Board must consist of no less than nine (9), and no more than thirteen (13), directors.

Term and Election of Directors

Both the Illinois Bylaws and the Delaware Bylaws provide that the term of office of each director shall be one (1) year, and each director shall be elected each year at the Company’s annual meeting. The Illinois Bylaws provide that a majority of the outstanding voting power is required to elect a director.  The Delaware Bylaws provide that the majority of the votes cast is required to elect a director.

Special Meeting of Shareholders

The Illinois Bylaws and the Delaware Bylaws provide that special meetings of the shareholders may be called by the chairman of the Board, a majority of the Board, or by the secretary, upon receipt of one or more written demands to call a special meeting from shareholders of record on the record date holding, in the aggregate, not less than twenty percent (20%) of all the outstanding shares of the Company who otherwise comply with the advanced notice and procedural requirements of the Illinois Bylaws or the Delaware Bylaws, as applicable.

No Cumulative Voting

The shareholders of RLI (Illinois) do not, and the shareholders of RLI (Delaware) will not, have the right of cumulative voting in the election of directors.

No Preemptive Rights

The shareholders of RLI (Illinois) do not, and the shareholders of RLI (Delaware) will not, have preemptive rights to acquire newly issued capital stock.

Indemnification

The indemnification provisions of the Delaware Bylaws are substantially identical to those contained in the Illinois Articles of Incorporation. However, the Delaware Bylaws mandate the advancement of expenses to an indemnified party and omit the requirement in the Illinois Bylaws that the corporation shall report any indemnification or advance to the shareholders, in writing, with or before the notice of the next shareholders’ meeting.

Vote on Mergers, Consolidations and Sales of All or Substantially All Assets

The DGCL requires the same vote as is required by the Illinois Articles of Incorporation, the holders of a majority in

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voting power of the outstanding voting shares entitled to vote to approve any mergers, consolidations and sales of all or substantially all assets for which approval of the shareholders is required under the DGCL or the Delaware Certificate of Incorporation.

POSSIBLE ANTI-TAKEOVER EFFECT OF PROVISIONS

Both the Illinois Articles of Incorporation and Illinois Bylaws, as well as Illinois law, and the Delaware Certificate of Incorporation and Delaware Bylaws, as well as Delaware law, contain some provisions that may be viewed as having a possible anti-takeover effect.

Authorized Preferred Shares

Under both the Illinois Articles of Incorporation and the Delaware Certificate of Incorporation, the Board is authorized to issue 5,000,000 preferred shares. In each case, the Board may issue these preferred shares in one or more series and may establish the designations, preferences and rights, including voting rights, of each series. These preferred shares of RLI (Illinois) are, and the shares of preferred stock of RLI (Delaware) will be (upon the filing of a certificate of designations with the Delaware Secretary of State pursuant to a Board resolution), available for issuance from time to time to any person for such consideration as the Board may determine without the requirement of further action by our shareholders, except as required by the New York Stock Exchange or other exchange on which Company shares are then listed. The Board may decide to issue such preferred stock for a variety of reasons including but not limited to the issuance in a public or private sale for cash as a means of obtaining additional capital for use in the Company’s business and operations, issuance as part or all of the consideration required to be paid for acquisitions of other business properties and issuance as a share dividend to equity holders. Depending on its terms, the issuance of preferred stock may or may not have a dilutive effect on the equity interest or voting power of the then current shareholders of the Company.

Although our Board has no present intention to do so, authorized but unissued and undesignated preferred shares may also be issued as a defense to an attempted takeover. For example, the Board could, to the extent consistent with the directors’ fiduciary duties, sell a block of preferred stock to a “white knight” thereby diluting the share ownership of persons seeking to obtain control. The Board could utilize the authorized but unissued and undesignated preferred stock in connection with a new rights plan or “poison pill.”

Special Meetings of Shareholders

Limits on the rights of shareholders to call special meetings of shareholders could have an anti-takeover effect as a potential acquirer may wish to call a special meeting of shareholders for the purpose of considering the removal of directors or an acquisition offer. The Illinois Bylaws and the Delaware Bylaws each provide that shareholders of RLI (Illinois) or shareholders of RLI (Delaware), respectively, holding at least twenty percent (20%) of the outstanding shares entitled to vote thereat may make written demand of the Company’s secretary to call special meetings of shareholders, provided such shareholders comply with the other requirements set forth in the Illinois Bylaws or the Delaware Bylaws, as applicable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents the Company files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from the SEC’s website at www.sec.gov or through the Company’s website at www.rlicorp.com. The Company has not incorporated by reference into this Proxy Statement the information included on or linked from its website, and you should not consider that information to be part of this Proxy Statement.

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VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of the holders of at least a majority of the outstanding shares of RLI (Illinois) is necessary to approve this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the reincorporation of the Company from the State of Illinois to the State of Delaware.

*****

PROPOSAL THREE: NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations require that we seek an advisory (non-binding) vote from our shareholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 50, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

The Executive Resources Committee of our Board (“ERC”) developed an overall compensation philosophy that is built on a foundation of the following principles:

•	The focus is on the linkage between long-term shareholder value creation and executive pay;

•	Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;

•	Compensation should reflect both the Company’s and individual’s performance;

•	A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;

•	The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and

•	Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you the opportunity to express your views on our 2017 executive compensation policies and procedures for named executive officers. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the ERC or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The ERC will evaluate whether any actions are necessary to address those concerns.

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The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the compensation of the Company’s named executive officers as described in this Proxy Statement.

PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 1983, as the Company’s independent registered public accounting firm for 2018, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of KPMG is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote is required for adoption of this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify the selection of KPMG LLP as independent registered public accounting firm of the Company for the current fiscal year.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2017	2016
Audit Fees	$1,373,000	$1,266,000
Audit-Related Fees	$—	$—
Tax Fees
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$1,373,000	$1,266,000

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

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The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. All 12 members of the Board attended the 2017 Annual Meeting of Shareholders and were available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process for new directors and also encourages new directors to attend a director seminar in their first year as a director. Each incumbent director is expected to attend an accredited director education seminar at least once a year, and each Audit Committee member is expected to attend an audit committee forum/conference at least once a year.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent, which is also a requirement for listing on the NYSE. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Messrs. Michael and Stone, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)	A Director will not be independent if:

(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)

the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)

(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)

the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)

the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

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(b)	The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)

if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)

if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)	if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)

if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)

For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Directors as of December 31, 2017:

Director	Independent	Management	Non-Management
Kaj Ahlmann	X
Barbara R. Allen	X
Michael E. Angelina	X
John T. Baily	X
Calvin G. Butler, Jr.	X
David B. Duclos	X
Jordan W. Graham	X
F. Lynn McPheeters	X
Jonathan E. Michael		X
Robert P. Restrepo, Jr.	X
James J. Scanlan	X
Michael J. Stone*			X

*  Mr. Stone retired from the Company effective December 31, 2015. While no longer considered a Management Director, he is not considered an Independent Director pursuant to the NYSE Listing Standards, as adopted by the Company.

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The following relationships were reviewed in connection with determining director independence but were determined to not be material relationships and to not affect such person’s independence under the Board independence standards:

•

Mr. Baily was previously a director of Endurance Specialty Holdings Ltd. (“Endurance”), affiliates of which include reinsurance companies. Endurance Specialty Holdings, Ltd. was acquired by SOMPO Holdings, Inc.  After the acquisition, Mr. Baily became a Director of Endurance U.S. Insurance Holdings Corp. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with Endurance and its affiliates.

•

Mr. Baily and Mr. Scanlan are former partners with PricewaterhouseCoopers LLP (“PwC”), and retired from PwC in 1999 and 2014, respectively.  Each of Mr. Baily and Mr. Scanlan receives a pension payment from PwC. From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

•

Mr. Angelina is a director of Equator Reinsurance Ltd., a subsidiary of QBE Re. Mr. Duclos is a non-executive director of QBE Emerging Markets and Equator Reinsurance Ltd. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with QBE Re.

•

Mr. Angelina is a director of Hagerty Insurance Group (“Hagerty”) and Mr. Graham provides consulting services to Hagerty.  Hagerty Insurance Agency, a subsidiary of Hagerty, produces insurance business for the Company’s principal insurance subsidiaries.

•	Mr. Restrepo is a director of Majesco, which provides billing and collection software services to the Company.

DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director self-evaluates the performance of the Committees on which he/she serves as well as the Board as a whole. Detailed composites are completed to obtain perspective on each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance. The Annual Board Evaluation focuses on board processes, policies, effectiveness, committee composition and strategy as well as performance whereby establishing activities to maximize shareholder value. This process is handled by the Nominating/Corporate Governance Committee.

Further, each Director participates in a robust evaluation process, wherein annually all Directors provide a peer evaluation on a variety of director characteristics. Those evaluations are assessed by the Nominating/Corporate Governance Committee, and each reviewed Board member meets with the Chairman of the Board and/or Lead Director to discuss the consolidated comments.

Based on the cumulative results of each Director’s overall performance, the Nominating/Corporate Governance Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATION POLICY

The Nominating/Corporate Governance Committee of our Board considers director candidates based upon a number of qualifications.  As minimum qualifications, a nominee should have:

•	A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

•	A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•	Been in a generally recognized position of leadership in his or her field of endeavor; and

•	A commitment to enhancing shareholder value.

A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

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The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. In its annual assessment and when conducting a director search, the Nominating/Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members with a goal of establishing diversity among directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender.  The Nominating/Corporate Governance Committee is committed to actively seek highly qualified women and minority candidates for each director search it undertakes.  Annually, the Nominating/Corporate Governance Committee will review this Policy and assess its effectiveness in bringing forth both diverse and non-diverse Board candidates that meet the qualifications and have the capabilities to provide strategic direction, governance and oversight to the Company.

The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as sources for potential director candidates, and may also utilize third party search firms. The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 1, but the Nominating/Corporate Governance Committee has no obligation to recommend such candidates.  Assuming the appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating/Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Legal Officer and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the rules of the SEC and NYSE.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Director of the Board’s independent directors or any of the other members of the Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Director or any of the other members of the Board by writing to: Lead Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Director, an individual director, a Board Committee, the independent directors or the full Board. Communications received by the Lead Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written Related Party Transaction Policy which shall be followed in connection with all related party transactions involving the Company. The Related Party Transaction Policy generally requires annual approval by the Nominating/Corporate Governance Committee for all transactions above $10,000 to be entered into between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. There were no transactions to be entered into falling within the purview of the Related Party Transaction Policy that were presented and approved by the Nominating/Corporate Governance Committee in 2017.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2017, the transactions or series of similar transactions to which the Company was a party in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had a direct or indirect material interest, was the Company’s transaction with SS&C Technologies Holdings, Inc. (“SS&C”).

In 2013, the Company entered into a business arrangement with SS&C to provide investment portfolio accounting and data processing services. The Company’s President & CEO (Mr. Michael) is a member of the Board of Directors of SS&C. The Chairman and CEO of SS&C is also the brother of Mr. Stone, a Director and former Officer of the Company’s principal insurance subsidiaries.  The Company paid SS&C $278,316 in 2017.  This transaction falls within the purview of the Related Party Transaction Policy described in the previous paragraphs and is subject to review and approval by the Nominating/Corporate Governance Committee pursuant to that Policy.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating/Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates as necessary. In his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each committee are available on the Company’s website under the Investors section at www.rlicorp.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2017 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results.  Prior to November 2016, the Audit Committee provided oversight for overall enterprise risk management, risk profile and risk assessment.  The Audit Committee also:

•	monitored the Company’s management of its exposures to risk of financial loss;

•

reviewed the adequacy of the Company’s internal controls, including the Company’s successful adoption of the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework (COSO) 2013 update;

•	reviewed the extent and scope of audit coverage;

•	reviewed quarterly financial results;

•	monitored selected financial reports;

•	assessed the auditors’ performance; and

•	selected the Company’s independent registered public accounting firm.

In addition to the nine meetings described above, the Audit Committee also held one joint meeting with the Strategy Committee of the Board of Directors. The purpose of the joint meeting with the Strategy Committee was to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s underwriting, catastrophe management, reserving, reinsurance, regulatory environment and business continuity.  The Audit Committee also meets in executive session, with no members of management present, after its regular meetings as well as private executive sessions with KPMG and various members of management.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services, with the Chair of the

RLI Corp. 2018 Proxy Statement    |    43

Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm’s independence with respect to the audit of our financial statements.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC.

From October 1, 2016 through May 4, 2017,  the members of the Audit Committee were Messrs. Scanlan (Chair), Ahlmann, Angelina, Butler and Viets.  After May 4, 2017, the members of the Audit Committee were Messrs. Scanlan (Chair), Ahlmann, Angelina and Butler.

EXECUTIVE RESOURCES COMMITTEE

The Company’s Executive Resources Committee (“ERC”), composed exclusively of independent directors, met five times in 2017 to evaluate and recommend compensation of the President & CEO and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”) and to develop objective criteria for the selection and ongoing management of the Company’s compensation peer group and to enhance the overall effectiveness of the executive compensation programs.  The ERC also reviews and evaluates the CEO’s goals and objectives, management development and succession planning and the Company’s deferred compensation, stock option, retirement and medical programs. In addition to the five meetings described above, the ERC also held one joint meeting with the Strategy Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices.

From July 1, 2016 through May 4, 2017,  the members of the ERC were Messrs. McPheeters (Chair) and Messrs. Graham, Restrepo and Scanlan.  After May 4, 2017, the members of the ERC were Messrs. McPheeters (Chair), Duclos, Graham, Restrepo and Scanlan.

FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. This Finance and Investment Committee met four times in 2017 to discuss ongoing financial, investment and capital matters.

From May 5, 2016 through May 4, 2017,  the members of the Finance and Investment Committee were Messrs. Graham (Chair), Baily, Linke, McPheeters and Stone. After May 4, 2017, the members of the Finance and Investment Committee were Messrs. Graham (Chair), Baily, Duclos, McPheeters, and Stone.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met four times in 2017 to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The Nominating/Corporate Governance Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function and Board and Committee performance assessments, individually and collectively. The Nominating/Corporate Governance Committee identifies and reviews qualified individuals as potential new director candidates.

From October 1, 2016 through May 4, 2017, members of the Nominating/Corporate Governance Committee were Messrs. Messrs. Baily (Chair), Butler, Linke and Viets and Ms. Allen. After May 4, 2017, members of the Nominating/Corporate Governance Committee  were Messrs. Baily (Chair) and Butler and Ms. Allen.

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STRATEGY COMMITTEE

The Company’s Strategy Committee met four times in 2017 to oversee the Company’s strategic plan and its implementation. After November 2016, the Strategy Committee also provides oversight for overall enterprise risk management, risk profile and risk assessment. The Strategy Committee held one joint meeting with the Audit Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s underwriting, catastrophe management, reserving, reinsurance, regulatory environment and business continuity. The Strategy Committee also held one joint meeting with the ERC of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices.

From July 1, 2016 through May 4, 2017, members of the Strategy Committee were Angelina (Chair), Ahlmann, Restrepo and Stone and Ms. Allen.  After May 4, 2017, members of the Strategy Committee were Messrs. Angelina (Chair), Ahlmann, Restrepo and Stone and Ms. Allen.

COMMITTEE MEMBERSHIP

		Executive	Nominating/	Finance and
Director	Audit	Resources	Corporate Governance	Investment	Strategy
Kaj Ahlmann	X				X
Barbara R. Allen			X		X
Michael E. Angelina	X				X*
John T. Baily			X*	X
Calvin G. Butler, Jr.	X		X
David B. Duclos		X		X
Jordan W. Graham		X		X*
F. Lynn McPheeters		X*		X
Jonathan E. Michael
Robert P. Restrepo, Jr.		X			X
James J. Scanlan	X*	X
Michael J. Stone				X	X

* Chair of Committee

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2017,  six meetings of the Board of Directors were held. All directors were in attendance, except one director missed one meeting. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in executive session with no members of management present. Effective May 5, 2011, the Lead Director position was established, which position exists when the Company’s CEO is also the Board Chairman. Pursuant to the Charter for the Lead Director position, the Chairman of the Board’s Nominating/Corporate Governance Committee also serves as Lead Director of the Board. Among other responsibilities, the Lead Director presides at the Board’s executive sessions.

RLI Corp. 2018 Proxy Statement    |    45

DIRECTOR COMPENSATION

During 2017, the Company’s Independent Directors were compensated as follows:

Annual Board Retainer:	$105,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Lead Director Retainer (if Nonemployee Director):	$10,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

Effective January 1, 2018, the Annual Board Retainer decreased from $105,000 to $80,000.  In addition, each director will be granted $50,000 in Restricted Stock Units, with a one-year vesting period, upon election at the 2018 Annual Shareholders’ Meeting.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2017.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards ($)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kaj Ahlmann	130,000						130,000
Barbara R. Allen	125,000						125,000
Michael E. Angelina	140,000						140,000
John T. Baily	145,000						145,000
Calvin G. Butler, Jr.	130,000						130,000
David B. Duclos (2)	82,363						82,363
Jordan W. Graham	135,000						135,000
Charles M. Linke (3)	42,894						42,894
F. Lynn McPheeters	145,000						145,000
Jonathan E. Michael (4)
Robert P. Restrepo, Jr.	125,000						125,000
James J. Scanlan	150,000						150,000
Michael J. Stone	125,000						125,000
Robert O. Viets (3)	44,609						44,609

(1)

Outside directors elect the form of their Annual Board Retainer, Annual Committee Retainer, Lead Director Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Director Deferred Plan. Amounts shown include the value of fees taken in the form of Company stock.

(2)	Mr. Duclos was elected to the Board on May 4, 2017 and his fees reflected above include fees earned from May 4, 2017 through year end.

(3)

Mr. Linke and Mr. Viets retired from the Board effective May 4, 2017.  Their fees reflected above include fourth quarter 2016 fees (paid in 2017), first quarter 2017 fees and prorated second quarter 2017 fees.

(4)

Mr. Michael, as Chairman of the Board and a management director, does not receive director fees. His compensation as President & CEO is disclosed under the Executive Compensation Summary Compensation Table.

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NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DIRECTOR DEFERRED PLAN)

Prior to the beginning of each year, a nonemployee director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Director Deferred Plan. Under the Director Deferred Plan, the Company transfers to a bank trustee, under an irrevocable trust established by the Company, such number of shares of the Company as are equal to the compensation deferred by the director during the relevant year. The deferred compensation is used to purchase an equivalent amount of Company Common Stock. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Director Deferred Plan benefits are distributable, in the form of Company Common Stock, beginning when the director’s status terminates.

DIRECTOR SHARE OWNERSHIP

For 2017, Nonemployee Directors were encouraged to, within five years of their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such director’s Annual Board Retainer, which Retainer was $105,000 in 2017. Shares held directly and in Company benefit plans were counted to satisfy the guideline.  Effective January 1, 2018 the ownership requirement was changed to a flat dollar value of $500,000 to be met within five (5) years of initial appointment to the Board.

The Nominating/Corporate Governance Committee monitors directors’ share ownership and may make allowances to accommodate periodic adjustments to the Annual Board Retainer, and other factors affecting a director’s share ownership level.

BOARD LEADERSHIP STRUCTURE

Immediately following the 2017 Annual Shareholders Meeting, Mr. Michael was re-appointed Chairman of the Board in addition to his current officer positions of President and CEO of the Company.

The Company does not have a formal policy regarding separation of the offices of Chairman of the Board and chief executive officer. The Board believes that the decision whether to combine or separate such positions will vary from company to company and depends upon a company’s particular circumstances at a given point in time.

The Board believes that a joint Board Chairman and chief executive officer position is advisable and in the best interests of the Company and its shareholders given our current Board and Lead Director configuration. This structure promotes unified leadership, continuity and direction for the Company. This combined position also provides a clear focus for management to execute the Company’s strategy and business plan, while fostering clear accountability and decision-making in such roles. The Board believes the designation of an empowered “Lead Director” provides a counterbalancing governance structure and enables an appropriate balance between strategic execution and independent oversight of management.

The Lead Director (an independent director) is the Chairperson of the Board’s Nominating/Corporate Governance Committee and is elected/confirmed by the Board’s independent directors. The Lead Director (a) presides over executive sessions of the independent directors, (b) serves as a liaison between the Chairman and the independent directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to directors for meetings, (e) may call meetings of the independent directors, (f) may consult with major shareholders if requested by the Chairman of the Board, (g) consults with the Chairman/CEO regarding results of annual performance reviews of the Board Committees and Board members,  all as set forth in the charter for the Lead Director position.

Several factors promote a strong and independent Board at our Company. Currently, all directors except for Messrs. Michael and Stone are independent as defined in the applicable NYSE listing standards (as adopted by the Company). The Audit, Executive Resources and Nominating/Corporate Governance Committees of our Board are comprised entirely of independent directors. Also, our independent directors meet quarterly in executive session without management present. Consequently, with our Lead Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a combined Chairman/CEO position.

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AUDIT COMMITTEE REPORT

The following report by the Company’s Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal control over financial reporting, (d) the Company’s compliance with related legal and regulatory requirements over financial reporting, (e) the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Auditor”), including the selection of and performance of the lead engagement partner and other partners involved in the audit of the Company’s financial statements, and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Audit Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Audit Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Audit Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on the Company’s website under the Investors section at www.rlicorp.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Ahlmann, Angelina, Butler and Scanlan is an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides the internal audit function, which provides objective assurance and consulting services designed to add value and improve the organization’s operations. The Audit Committee oversees the Internal Audit Services department and the overall internal audit function at the Company. The Company’s internal audit function operates under the terms of the RLI Internal Audit Services Charter, which is reviewed by the Audit Committee and approved by the Audit Committee’s chair and the Company’s CEO. To assist with this oversight, the Internal Audit Services department provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Audit Committee summarizing results of internal audit activities.

The Audit Committee appoints and annually evaluates the performance of the Auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Audit Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting and determining that the Company’s financial statements, including disclosures, are complete and accurate and in accordance with GAAP and applicable laws and regulations.

The Company’s current Auditor is KPMG LLP (“KPMG”). KPMG has been the Company’s Auditor continuously since 1983 and the Audit Committee has selected KPMG to be the Company’s Auditor for fiscal 2018. Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the Public Company Accounting Oversight Board (the “PCAOB”), the Auditor’s lead engagement partner is required to rotate every five years. The current KPMG lead engagement partner is in the 3rd year of the five-year rotation requirement for the 2017 audit. The Audit Committee interviews and evaluates the experience of the audit partner to help ensure he or she possesses the requisite experience and knowledge to conduct and lead the audit team’s integrated audit of the Company’s financial statements and internal control over financial reporting.

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The Audit Committee contracts with and sets the fees paid to the Auditor. The fees for KPMG’s audit services the past two fiscal years are set forth on page 38.

Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes Oxley Act of 2002.

There were no non-audit services provided by KPMG in 2017. Any non-audit services must be reviewed and pre-approved by the Chair of the Audit Committee. The Chair will report such hiring to the Audit Committee no later than the next scheduled Committee meeting.

The Audit Committee annually conducts evaluations of the Auditor to determine if it will recommend the retention of the Auditor for the next year. As part of the evaluation of the Auditor, the Audit Committee conducts periodic reviews and surveys to determine if the Auditor is meeting Committee expectations and providing appropriate audit services. A survey conducted in 2017 was created by a group of professional accounting and auditing organizations, including the National Association of Corporate Directors and the Center for Audit Quality and was completed by select RLI management and the Chair of the Audit Committee. The Auditor evaluation includes topics such as: (a) quality of services and sufficiency of resources provided by the auditor; (b) communication and interaction with the auditor; and (c) Auditor independence, objectivity and professional skepticism. The results of the Audit Committee’s evaluation, including any resulting action items, are considered in the Audit Committee’s decision regarding reappointment of the Auditor. Also, the results of the evaluation are discussed with the Auditor by the Audit Committee. In addition, the Audit Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. The Audit Committee also reviews the PCAOB annual inspection report of the Auditor. Additionally, the Audit Committee assesses the performance of the lead engagement partner and other supporting partners, to ascertain whether any audit quality matters were identified during the most recent quality assurance cycle conducted by regulators, peer reviews or internal quality reviews. Based upon the results of such evaluations, the Audit Committee makes its recommendation regarding retention of the Auditor.

The Audit Committee reviewed and discussed the audit of the Company’s financial statements and internal control over financial reporting with management and the Auditor. The Audit Committee also discussed with the Auditor the matters required to be discussed by PCAOB Standard No. 16, Communication with Audit Committees. The Audit Committee received from the Auditor the written disclosures and letter required by the applicable PCAOB requirements regarding the Auditor’s communications with the Audit Committee concerning independence. The Audit Committee discussed the Auditor’s independence with the Auditor. Additionally, the Audit Committee promotes the Auditor’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Audit Committee. The Chair of the Audit Committee is in contact with the Auditor numerous times throughout the year. This includes normal in-person meetings, executive sessions, telephonic meetings and periodically in between normally scheduled meetings. The purpose of this is to allow open and unobstructed access to the Audit Committee should the Auditor need to bring anything to the Audit Committee’s attention.

Based on the review and discussions referred to above, as well as the Audit Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with GAAP, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017,  as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

James J. Scanlan (Chair)

Kaj Ahlmann

RLI Corp. 2018 Proxy Statement    |    49

Michael E. Angelina

Calvin G. Butler, Jr.

EXECUTIVE RESOURCES COMMITTEE REPORT

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Company’s 2018 Proxy Statement.

MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

F. Lynn McPheeters (Chair)

David B. Duclos

Jordan W. Graham

Robert P. Restrepo, Jr.

James J. Scanlan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the ERC is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Executive Resources Committee (“ERC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes.

EXECUTIVE SUMMARY

With the exception of gross written premium, the following financial metrics are used as targets in our incentive plans and actual results are used to calculate annual incentives for our senior executive officers. These financial measures (other than gross written premium) are non-GAAP and should not be considered substitutes for GAAP measures.  We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used.

Our Results in 2017:	2017	2016
Gross Written Premium	$ 885.3 million	$ 874.9 million
Operating Earnings	$ 102.2 million	$ 92.4 million
(Net Earnings minus Realized Investment Gains Net of Tax)
Combined Ratio	96.4	89.5
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	12.5%	11.3%
(Operating Earnings/Shareholder’s Equity)
Market Value Potential (MVP)	$ 86.5 million	$ 82.1 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies	2/15	2/13

In 2017, we continued to post industry leading underwriting and operating performance.  The pricing environment remains competitive but our underwriters continued to find opportunities for profitable growth.  During 2017, our gross

50    |    RLI Corp. 2018 Proxy Statement

premiums grew by $10.4 million (1%), inclusive of some product exits and repositioning of our diversified portfolio of products.  Our commitment to underwriting discipline translates into our willingness to address underperforming products quickly and severely, without regard to the impact on written premium.  We delivered a 96.4 combined ratio, which includes 4 percentage points of hurricane losses. (Combined ratio is a common industry measure of profitability defined as expenses and losses as a percentage of Net Earned Premium.  Thus, a combined ratio below 100 signifies an underwriting profit.)  We expect the Property-Casualty insurance industry to post a combined ratio above 100 for 2017, heavily influenced by the year’s hurricane and other catastrophe events.  Our result not only beats the industry’s projection but also represents our 22nd consecutive year of a combined ratio below 100. This result was achieved despite experiencing our worst catastrophe year in over 20 years and is a testament to our underwriters’ discipline and the benefits of a diversified product portfolio.

Operating earnings and Operating Return on Equity were $102.2 million and 12.5%, respectively.  Strong underwriting and investment performance contributed to these results, as did certain tax-related benefits, most notably corporate tax reform.  The Tax Cuts and Jobs Act of 2017 (TCJA) lowered future taxes applicable to unrealized gains on investments and other deferred tax items resulted in a reduction in our net deferred tax liability, which in turn increased both operating earnings and operating return on equity.   Market Value Potential (“MVP”), which is a measure of our after-tax returns above our cost of capital (explained in more detail on pages 54-55) increased to $86.5 million versus $82.1 million last year.  This measure was also driven by the aforementioned underwriting and investment performance and benefits associated with tax reform. Finally, we compare our relative growth in book value over a five-year period to our peer companies and use that performance as a factor in calculating incentive compensation. For the five-year period ending in 2017, our rank remained at second among our peer companies, similar to 2016.

KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

•

Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and personal objectives that are aligned with shareholder value creation.

•

At risk compensation: A significant portion of annual incentive compensation for our CEO, COO, CFO, Sr. Vice President, Operations and each product group vice president is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar, should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance.

•

Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to ensure that the Company’s executive compensation remains fair, competitive and consistent with the Company’s absolute and relative performance. The MVP Program for the CEO, COO, CFO and Sr. Vice President, Operations includes an adjustment factor (positive and negative) for relative company performance.

•

Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our executive officers whose compensation is included in the Summary Compensation Table (referred to herein collectively as “named executive officers” or “NEOs”), as well as our other executive officers, currently maintain significant share ownership in the Company. As reflected on page 8, as of December 31, 2017, executive officers and Directors beneficially held 5.54% percent of Company shares, providing strong alignment with shareholders.

The ERC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year.

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HOW THE ERC OPERATES

ERC MEMBERS

From July 1, 2016 through May 4, 2017, the members of the ERC were Messrs. McPheeters (Chair), Graham, Restrepo and Scanlan. After May 4, 2017, the members of the ERC were Messrs. McPheeters (Chair), Duclos, Graham, Restrepo and Scanlan.  ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board and may be removed from the ERC by the Board at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards which are applicable to directors generally, and which are set out under the section entitled Corporate Governance and Board Matters on page 38. The Board annually determines the independence of each member of the ERC under those independence standards.

ERC RESPONSIBILITIES

The ERC operates under a Charter, which can be found on the Company’s website under the Investors section at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for recommendation to the full Board for approval. The ERC is responsible to the Board for: (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement; and (5) reviewing the Company’s employee benefit plans.

ERC MEETINGS

The ERC held five meetings in 2017. The ERC also held a joint meeting with the Strategy Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices. The agenda for each ERC meeting is established by the Chair of the ERC in consultation with other ERC members, and with Mr. Michael and Kathleen M. Kappes, Vice President, Human Resources.  ERC materials are prepared by Mr. Michael and Ms. Kappes with input from members of senior management and are reviewed and approved by the ERC Chair in advance of distribution to ERC members. The ERC meetings are attended by Mr. Michael, Ms. Kappes and from time-to-time, other members of senior management, who are excused from the meeting during the Committee’s executive session.

RESPONSE TO 2017 SAY-ON-PAY VOTE

At the May 2017 annual shareholder’s meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 98 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2017, therefore, the ERC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION.”

INPUT FROM MANAGEMENT

Mr. Michael plays an important role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•	annual base salary levels;

•	annual incentive targets and financial and personal goals; and

•	the form and amount of long-term incentives.

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Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of the senior leadership team when making such recommendations.

COMPENSATION CONSULTANT

The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the ERC without approval in advance by the ERC. The ERC did not retain a compensation consultant in 2017. Management retained Willis Towers Watson in 2017 to provide advice with respect to long-term incentive design.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

1.	Total annual cash compensation consisting of:

(a)	Base salary;

(b)	Annual incentive awards under the MVP Program, which incorporates annual and long-term design features, for the CEO; COO; CFO; and Sr. Vice President, Operations;

(c)	Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives;

(d)	Annual incentive awards under the Underwriter Profit Program for product group executives;

1.	Long-term incentive compensation granted under the LTIPs (as described herein); and under the MVP Program for the CEO; COO; CFO; and Sr. Vice President, Operations.

2.

Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO and COO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to total charges of 6.5 percent of annual base salary. The Company does not provide any income tax gross-ups.

BALANCE OF SHORT-TERM AND LONG-TERM COMPENSATION

The ERC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that members of management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the ERC believes that a greater percentage of total compensation should be in the form of long-term compensation the more senior the role is. The Committee also takes into account the significant ownership of Company stock by Mr. Michael when determining his long-term incentive award.

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We consider those salary and annual incentive amounts earned in 2017 and paid in 2017 to be short-term compensation. MVP Program payments in 2017 made from amounts earned in prior years and credited to the bonus bank for prior year MVP Program awards; and the grant date fair value of stock options awards in 2017, on the other hand, are considered to be long-term compensation. The following table compares the percentage of total compensation which is short-term in nature, to the percentage which is long-term in nature.

	Short-Term as % of Total Compensation	Long-Term as % of Total Compensation
	(Salary and Annual Incentive Earned	(Payment from Bonus Bank for Prior Years and
Name	and Paid in 2017)	Grant Date Fair Value of Stock Options Awarded)(1)(2)
Jonathan E. Michael	47%	53%
Craig W. Kliethermes	55%	45%
Thomas L. Brown	53%	47%
Jennifer L. Klobnak (1)	82%	18%
Jeffrey D. Fick (2)	78%	22%

(1)	In 2016 and in prior years, Ms. Klobnak participated in the MIP instead of MVP and consequently her long-term percentage is less than the other NEOs.

(2)

Mr. Fick does not participate in the MVP Program, but instead participates in the MIP, which does not have a bonus bank or long-term payout feature, and consequently his long-term percentage is less than the other NEOs.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the ERC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value as defined immediately below), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium multiplied by the Company’s beta. The Company’s cost of debt capital is the forward market rate on the outstanding long-term debt.

MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to calculate MVP are recommended by the ERC and approved annually by the independent Directors of the Board for Mr. Michael and by the entire Board for other participants. In 2017, participation in the MVP Program was limited to Messrs. Michael, Kliethermes, Brown and Ms. Klobnak. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team (comprised of the CEO, COO, CFO and Sr. Vice President, Operations) is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

MVP Components. As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation. The component based on financial objectives is also adjusted

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based on a relative comparison of the Company's five-year growth in book value to that of its Peer Companies. (The Company’s relative growth in book value, in turn, is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year.)

MVP Percentage Award. For 2017, each participant in the MVP Program received a MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the ERC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to achieve such payouts. The ERC compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at companies in the peer group. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2017 was as follows: 2.5 percent for Mr. Michael, 1.8 percent for Mr. Kliethermes, 1.0 percent for Mr. Brown, and 1.0 percent for Ms. Klobnak. The ERC set the percentage incentive awards for 2017 based on the factors described above and based on the range of expected MVP to be created by the Company in 2017 and the projected incentive awards and incentive payouts that would result. For 2017, Mr. Michael’s percentage award remained at 2.5 percent; Mr. Kliethermes' percentage award increased from 1.5 percent to 1.8 percent in recognition of his increased responsibilities as President & COO; Mr. Brown remained at 1.0 percent; and Ms. Klobnak’s percentage award was set at 1.0 percent consistent with the scope of her responsibilities.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan approved by Shareholders in 2016. Pursuant to the Annual Incentive Compensation Plan, under which the MVP Program operates, the Board of Directors may exercise discretion to decrease MVP Awards based on such objective or subjective criteria it deems appropriate.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2017, the ERC set base salary ranges for the CEO, CFO and COO based on publicly available executive compensation data for 2017 from the following peer companies: Alleghany Corp.; Allied World Assurance Company Holdings; AmTrust Financial Services; Argo Group Intl Holdings, Ltd.; Aspen Insurance Holdings Ltd.; Baldwin & Lyons Inc.; Endurance Specialty Holdings LTD.; Global Indemnity Ltd.; Markel Corp.; Navigators Group Inc.; Old Republic International Corp.; OneBeacon Insurance Group Ltd.; ProAssurance Corporation and Selective Insurance Group, Inc. (“Peer Company(ies)”). The ERC selected these Peer Companies based on its judgment. Each of the Peer Companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The Peer Companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the Peer Companies. The ERC also reviews the market capitalization of the Company compared to the Peer Companies to ensure that the Company is at or near the median market capitalization among those companies. For the Peer Company comparison performed in 2017, the Company’s market capitalization was ninth among fifteen companies within the peer group.

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Each year, the ERC compares the relative ranking among the Company and Peer Companies based on the most recently available public data (2016 data reviewed in 2017) for base salaries and total compensation for the CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total shareholder return ("TSR") for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the Peer Companies for 2017, based on 2016 results, is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Three-Year TSR	Five -Year TSR
RLI Rank	1	1	2	12	8	8

Base salaries and total compensation for other NEOs and executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

At the May 2017 Board meeting, when the annual review of base salaries was conducted by the ERC, Mr. Michael recommended no base salary increases for himself, Mr. Kliethermes or Mr. Brown based on an assessment of annual cash compensation levels (base salary and annual incentive payouts from the MVP Program). Mr. Michael recommended a 4.8 percent increase for Ms. Klobnak in light of the placement of her base salary compared to other similar positions in the insurance industry. Mr. Michael recommended a 4.9 percent increase for Mr. Fick in light of the additional responsibilities gained upon promotion to Sr. Vice President, Chief Legal Officer and the placement of his base salary within a competitive pay range. The ERC and Board approved Mr. Michael’s recommendations.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award (The long-term incentive component of the MVP Program is explained under the section Long-Term Compensation on pages 58-60). For 2017, Messrs. Michael, Kliethermes, and Brown and Ms. Klobnak had shared annual objectives related to the ongoing implementation of a company-wide executive succession and development process; strategy; relative annual financial performance; and growth initiatives.  The annual objectives are established as difficult stretch goals, requiring superior effort and execution to achieve 100% on all goals.  The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. However, if MVP is negative for a year, no MVP award will be made for that year with respect to the annual objectives component.

In 2016 and prior years, Ms. Klobnak participated in the MIP discussed immediately below.  Under the MIP, annual bonuses are paid out in their entirety, compared to annual bonuses under the MVP Program which are credited to a bonus bank, with 33 percent of the bonus bank paid out annually. As a transition from participation in MIP to the MVP Program, the ERC agreed that for 2017,  Ms. Klobnak would be paid the greater of the bonus calculated under MIP or the MVP Program, with such amount deducted from her MVP bonus bank. Based on 2017 results, the bonus payable to Ms. Klobnak was greater under the MVP Program.

For 2017, annual objectives were evaluated by the Committee and an 84 percent overall achievement factor was

56    |    RLI Corp. 2018 Proxy Statement

applied. The following annual incentive compensation was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2017 MVP	Percentage	2017 Preliminary	20% Annual Component	Achievement	2017 Annual
Participant	Created	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award
J. Michael	$86.531 million	2.5%	$2,163,275	$432,655	84%	$363,430
C. Kliethermes	$86.531 million	1.8%	$1,557,558	$311,512	84%	$261,670
T. Brown	$86.531 million	1.0%	$865,310	$173,062	84%	$145,372
J. Klobnak	$86.531 million	1.0%	$865,310	$173,062	84%	$145,372

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals: operating return on equity (“ROE”), combined ratio and MVP. Awards are based on actual results for these metrics and achievement of personal objectives.

ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses net of tax. Combined ratio is an expense measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained on pages  54-55.

Actual awards for a year are paid in the first quarter of the following year. The ERC approves award levels for MIP participants at the vice president level, who are designated as executive officers under Section 16 of the Exchange Act. Mr. Michael approves award levels for other MIP participants.

For 2017, Mr. Michael recommended, and the ERC approved, a MIP maximum annual incentive opportunity for Ms. Klobnak and Mr. Fick of 90 percent of their respective year-end base salary, 72 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 18 percent of which was based on personal objectives related to strategic projects.

As discussed above under the MVP Program, as a transition for 2017,  Ms. Klobnak was paid the greater of the bonus calculated under the MVP Program and MIP. Because the bonus calculated under the MVP Program was greater, she was paid a bonus for 2017 under the MVP Program, and no bonus was paid to her under the MIP. Beginning in 2018, Ms. Klobnak will no longer participate in the MIP.

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Targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following schedules.

MIP Maximum
		90% Maximum			90% Maximum	Target	90% Maximum
Target ROE %		Bonus %		Target MVP	Bonus %	Combined Ratio	Bonus %
Less than	6.0	0.000	Less than	$0	0.000	Greater than	100.0	0.000
	7.0	2.667		12,000,000	2.618		99.0	1.212
	8.0	5.333		24,000,000	5.236		97.0	3.636
	9.0	8.000		36,000,000	7.854		95.0	6.061
	10.0	10.667		48,000,000	10.473		92.6	8.970
	11.0	13.333		60,000,000	13.091		90.0	12.121
	12.0	16.000		72,000,000	15.709		87.6	15.030
	13.0	18.667		84,000,000	18.327		85.0	18.182
	14.0	21.333		96,000,000	20.945		82.6	21.091
Max	15.0	24.000	Max	110,000,000	24.000	Max	80.0	24.000

In 2017,  the following MIP awards were calculated based on the corresponding actual results:

2017 MIP Award
					Actual		Personal
Participant	Actual ROE %	Bonus %	Actual MVP	Bonus %	Combined Ratio	Bonus %	Objective %	Total MIP %	Total MIP Bonus
Jennifer L. Klobnak (1)	12.5	17.335	$86.5M	18.879	96.4	4.362	15.120	55.696	$181,011
Jeffrey D. Fick	12.5	17.335	$86.5M	18.879	96.4	4.362	16.200	56.776	$181,682

(1)

As discussed under the MVP Program, as a transition for 2017, Ms. Klobnak was paid the greater of the bonus calculated under the MVP Program and MIP.  Because the bonus calculated under the MVP Program was greater, she was paid a bonus for 2017 under the MVP Program, and no bonus was paid to her under the MIP.

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT AND FORFEITURE PROVISION (CLAWBACK)

The MVP Program is described on pages 54-55. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive, or negative if MVP is negative) is subject to an assessment of Company performance compared to Peer Companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to Peer Companies measured by five-year growth in book value per share. The Company’s relative growth in book value is calculated by comparing its CAGR in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

Adjustment of Preliminary Financial Award Based on RLI’s Relative Five-Year Book Value per Share Growth
Relative Performance	Adjustment
90th percentile of peers or greater	125% (maximum)
60th percentile of peers	100% (target)
33rd percentile of peers or less	80% (minimum)
Results between the stated values for relative performance will be interpolated to determine the achievement rating.

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As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of Peer Companies, in order for 100 percent of the long-term financial component of an MVP award otherwise earned to be made.

The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The bonus bank is paid annually at a rate of 33 percent of a positive bank balance, meaning that it will take more than 10 years to completely pay out an incentive award for a given year deposited into a bonus bank.

Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus bank, effectively causing a forfeiture of such positive balance. If a bonus bank is negative after the financial component of an MVP award is credited or charged to a bonus bank, no award will be paid from the bank until it is positive as a result of future positive amounts credited to the bank. The forfeiture provision in the MVP Program bonus bank in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP. In light of the clawback feature of the MVP Program in the event of negative MVP, and given the lack of a regulatory framework for clawbacks under the Dodd-Frank Act, the ERC has decided to wait to implement broader clawback provisions until after such regulations are finalized.

The Company’s MVP in 2017 was $ 86.5 million compared to MVP of $82.1 million in 2016. The following table shows the manner in which 2017 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Michael, Kliethermes, and Brown and Ms. Klobnak.

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2017 MVP Program Incentive Awards and Payouts

Personal Objectives Achieved	84.0%
Peer Company Adjustment Factor	125%
(A)
2017 MVP Achieved (after tax)	$86,531,000

Formula for
2017 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	(E = D x % Achieved)	(F = C x 80%)	(G = F x Peer Factor)
			Personal	Personal		Financial
		Preliminary	Objectives	Objectives	Financial	Award
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	($)
Jonathan E. Michael	2.5%	2,163,275	432,655	363,430	1,730,620	2,163,275
Craig W. Kliethermes	1.8%	1,557,558	311,512	261,670	1,246,046	1,557,558
Thomas L. Brown	1.0%	865,310	173,062	145,372	692,248	865,310
Jennifer L. Klobnak	1.0%	865,310	173,062	145,372	692,248	865,310

Formula for 2017
Payout from MVP Bank:	(H)	(G)(from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2017 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($)(1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank
Jonathan E. Michael	4,866,938	2,163,275	7,030,213	2,319,970	4,710,243
Craig W. Kliethermes	2,070,732	1,557,558	3,628,290	1,197,336	2,430,954
Thomas L. Brown	1,567,645	865,310	2,432,955	802,875	1,630,080
Jennifer L. Klobnak	0	865,310	865,310	285,552	579,758

Formula for Total
2017 MVP Payout:		(E)(from above)
	(J)(from above)	Payout of 2017	(L = J + E)
	Payout	Personal Objectives	Total 2017
Participant	of Bank ($)	Component ($)	Payout ($)
Jonathan E. Michael	2,319,970	363,430	2,683,400
Craig W. Kliethermes	1,197,336	261,670	1,459,005
Thomas L. Brown	802,875	145,372	948,247
Jennifer L. Klobnak	285,552	145,372	430,924

(1)

Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (1.47 percent) was accrued on the unpaid bonus bank balance on December 31, 2017. The following interest was accrued to the December 31, 2017 bonus bank balance as follows: Mr. Michael, $70,508; Mr. Kliethermes, $29,999; and Mr. Brown, $22,711.

LONG-TERM INCENTIVE PLANS

The Company has three long-term incentive plans which cover our award of equity/stock-based compensation to participants.  Those plans are the Omnibus Plan (effective 2005 to 2010), the 2010 Long-Term Incentive Plan (“2010 LTIP”) effective from 2010 to 2015, and the 2015 Long-Term Incentive Plan (“2015 LTIP”).  The Omnibus Plan and 2010 LTIP are inactive, and the 2015 LTIP is currently in effect. Together, these plans are sometimes referred to as “LTIPs”

Under the Company’s Omnibus Plan certain employees, officers, consultants and directors of the Company were eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. The 2010 LTIP was adopted in 2010 and replaced the Omnibus Plan. The 2015 LTIP, described immediately below, was adopted in 2015 and replaced the 2010 LTIP. Messrs. Michael, Kliethermes, Brown, Fick, and Ms. Klobnak have outstanding stock option awards under the 2010 LTIP and the 2015 LTIP.

The purpose of our LTIPs is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The ERC

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believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s 2015 LTIP, certain employees, officers and directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 64, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The ERC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Equity awards also provide a means to attract and retain key employees. The ERC establishes and recommends to the independent Directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary based on peer company comparisons and executive compensation benchmarking surveys, has been established for all other Company executives.

In 2017, the Company awarded long-term incentives in the form of non-qualified stock option grants to the NEOs in amounts recommended by the ERC and approved by the Board of Directors (independent Directors with respect to Mr. Michael’s award). The ERC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of NEOs and shareholders. In reaching that conclusion, the ERC considered the following: stock options provide more leverage than equity awards such as restricted stock; are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, are understood and supported by recipients. Other Company employees eligible for long-term incentive awards received non-qualified stock options and restricted stock units in 2017.

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the ERC proposed long-term incentive awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC considers Mr. Michael’s recommendations and then approves and recommends stock option awards to the Board for approval. Options granted prior to May 2009 expire 10 years after grant, options awarded from May 2009 and after expire eight years after grant. The change in 2009 to an eight-year term for stock options was implemented to reduce the expense of option grants.

Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability, or qualified retirement of the recipient. Upon termination of employment (other than due to death, disability, or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that options are forfeited in the event the employment of an option recipient is terminated for cause.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. For 2017, the ERC recommended and the Board approved a discretionary profit sharing contribution to the ESOP of 6.7 percent of participants’ eligible compensation. In addition, plan forfeitures equal to 0.116 percent of eligible compensation were added to all participants’ accounts.

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401(K) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of 3 percent of eligible compensation. The Board may also approve discretionary profit sharing contributions to the 401(k) Plan. For 2017, in addition to the safe harbor 3 percent annual contribution, the ERC recommended and the Board approved a discretionary profit sharing contribution to the 401(k) of 3.7 percent of participants’ eligible compensation and plan forfeitures equal to 0.021 percent of eligible compensation were added to all participants’ accounts.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company, which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be transferred to the participant upon termination of employment over five years. Messrs. Michael, Kliethermes, Brown, Fick, and Ms. Klobnak did not elect to defer any income for 2017.  Messrs. Michael, Kliethermes and Brown have deferred income under the Deferred Plan in prior years and their respective accounts are credited with dividends on shares held in their account, which are used to purchase additional shares.

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares held in the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan, which is now frozen.

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ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The following table shows potential amounts payable to each NEO had their employment terminated on December 31, 2017 based on the following scenarios: departure other than death, disability, or retirement; departure from death, disability, or retirement; for cause; and change in control.

Post Termination Compensation

				Deferred
	Termination of			Compensation
Name	Employment Scenarios	MVP/MIP ($)	LTIPs ($)	($)	Key Plan ($)	Total ($)
Jonathan E. Michael	Departure Other Than Death, Disability, or Retirement	N/A (1)	N/A (1)	3,185,670	7,893,661	11,079,331
	Departure From Death, Disability, or Retirement	7,393,643	2,956,225	3,185,670	7,893,661	21,429,199
	For Cause	0	0	3,185,670	7,893,661	11,079,331
	Change in Control	7,393,643	2,956,225	3,185,670	7,893,661	21,429,199
Craig W. Kliethermes	Departure Other Than Death, Disability, or Retirement	0	104,400	1,138,358	N/A	1,242,758
	Departure From Death, Disability, or Retirement	3,889,960	1,174,660	1,138,358	N/A	6,202,978
	For Cause	0	0	1,138,358	N/A	1,138,358
	Change in Control	3,889,960	1,174,660	1,138,358	N/A	6,202,978
Thomas L. Brown	Departure Other Than Death, Disability, or Retirement	0	560,700	432,103	N/A	992,803
	Departure From Death, Disability, or Retirement	2,578,327	1,206,420	432,103	N/A	4,216,850
	For Cause	0	0	432,103	N/A	432,103
	Change in Control	2,578,327	1,206,420	432,103	N/A	4,216,850
Jennifer L. Klobnak	Departure Other Than Death, Disability, or Retirement	0	305,443	N/A	N/A	305,443
	Departure From Death, Disability, or Retirement	1,010,682	719,469	N/A	N/A	1,730,151
	For Cause	0	0	N/A	N/A	0
	Change in Control	1,010,682	719,469	N/A	N/A	1,730,151
Jeffrey D. Fick	Departure Other Than Death, Disability, or Retirement	181,682	370,665	N/A	N/A	552,347
	Departure From Death, Disability, or Retirement	181,682	781,164	N/A	N/A	962,846
	For Cause	0	0	N/A	N/A	0
	Change in Control	181,682	781,164	N/A	N/A	962,846

(1)	Mr. Michael has met the requisite age and years of service to qualify for retirement upon his departure from the Company.

The Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company. The following paragraphs describe the circumstances under which the retirement or other termination of employment will result in a payment to an NEO under the Company’s annual and long-term incentive plans.

MVP/MIP. Under the Company’s MVP Program, an employee must be employed on Bonus Payment Date in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement. Under the Company’s MIP Program, an employee must be employed on the last calendar day of the year in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement.  Retirement requires: in order to receive a bonus payout for that year, or from a bonus bank if applicable, (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, disability, or Retirement assuming all NEOs would have met the definition of Retirement at year-end 2017, although only Mr. Michael has met the definition based on age and years of service.

Upon the termination of employment of a participant qualifying as retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s employment ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity starting after

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the first day of the seventh month after termination, and continuing to age 65 using the interest rate for the five-year Treasury Note in effect at the date of Retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s termination of employment and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

Long-Term Incentives. Under the terms of our LTIPs, stock option grants automatically vest upon the death or disability of an optionee, but will vest upon the Retirement of an optionee only if the underlying stock option agreement so provides. The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a retirement. Retirement is defined under the LTIPs as the termination of employment of a participant who has combined age and years of service of 75 or greater at the time of departure. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or Retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or Retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2017, Mr. Michael’s respective age and years of service exceeded 75. Accordingly, upon Mr. Michael’s termination of employment with the Company, all of his respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change in Control. In the event of a change in control of the Company, as defined under the 2015 LTIP, the Board must take one of two actions with respect to outstanding stock option awards. Under the first alternative, the Board must make appropriate provisions for the replacement of the outstanding awards by the substitution of equity based awards of the surviving company with substantially similar terms and conditions, with full vesting for qualifying terminations of employment, such as involuntary termination by the Company or termination by the employee with good reason, in either case, within two years following the fundamental change. Alternatively, the Board must permit the options to be exercised prior to the change in control, or cashed out as part of the change in control. For illustration purposes, the table shown on the previous page assumes the Board of Directors had exercised discretion as described above to cash out outstanding stock options granted by permitting each participant to exercise all outstanding stock options as of December 31, 2017 to realize the in-the-money value of those options.

The 2016 RLI Corp. Annual Incentive Compensation Plan, which governs the MVP and MIP bonus program, includes a change in control provision, with “change in control” defined as in the 2015 LTIP.  The Annual Incentive Compensation Plan provides that upon change in control, any amounts credited to a bonus bank and any amounts earned during a full or partial performance period shall not be forfeited, but will be paid out as specified under the applicable bonus program.  The amounts shown in the table above show the full bonus bank balance under the MVP Program for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak and the full year bonus under the MIP Program for Mr. Fick.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company stock. The value of all shares owned or vested, including: those held outright; those in benefit plans; and the value of in-the-money vested stock options, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0	x	Base Salary
COO	4.0	x	Base Salary
CFO; Executive VP	3.0	x	Base Salary
Senior Vice President	2.0	x	Base Salary
Vice President	1.5	x	Base Salary

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Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. All NEOs have met their respective stock ownership goals. The Company implemented a formal policy in 2015 prohibiting the NEOs from using financial instruments to reduce the risk of holding company stock (hedging); or from using Company shares for margin trading or collateral purpose.  At the time the policy was implemented, none of the NEOs had engaged in hedging, pledging, or margining shares of RLI stock.

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

The Compensation Discussion & Analysis provides information about the fiscal 2017 compensation programs for our executive officers who, in 2017, were:

Name	Age	Position with Company	Executive Officer Since
Jonathan E. Michael	64	President & Chief Executive Officer	1985
Craig W. Kliethermes	53	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	2007
Thomas L. Brown	61	Sr. Vice President, Chief Financial Officer	2011
Jennifer L. Klobnak (1)	46	Sr. Vice President, Operations of the Company’s principal insurance subsidiaries	2016
Jeffrey D. Fick (2)	57	Sr. Vice President, Chief Legal Officer	2016
Todd W. Bryant	49	Vice President, Finance, and Controller	2009
Aaron P. Diefenthaler	44	Vice President, Chief Investment Officer, and Treasurer	2012

(1)

Ms. Klobnak was promoted to Sr. Vice President, Operations of the Company’s principal insurance subsidiaries in January 2016.  Prior to her promotion Ms. Klobnak had been Senior Vice President, Risk Services from May 2014 through December 2015, Vice President, Risk Services from July 2012 through April 2014, and Assistant Vice President, Risk Services from May 2009 through June 2012.

(2)	Mr. Fick was promoted to Sr. Vice President, Chief Legal Officer in October 2016. Prior to his promotion Mr. Fick had been Vice President, Human Resources since October 2005.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & CEO; Vice President, Chief Financial Officer; and the other three most highly compensated executive officers, referred to herein collectively as “named executive officers” or “NEOs”. None of the NEOs have an employment contract with the Company.

The key elements of compensation presented in the summary compensation table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in the column titled “Non-Equity Incentive Plan” for Messrs. Michael, Kliethermes, and Brown reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. As described in greater detail on pages 58-60, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)	($)	($)(1)	($)(2)(3)	Earnings ($)	($)(4)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jonathan E. Michael	2017	775,000	0	0	441,938	2,683,400	–	89,413	3,989,751
President & Chief Executive Officer	2016	775,000	0	0	409,038	2,682,514	–	66,378	3,932,930
	2015	775,000	0	0	440,350	2,765,928	–	52,530	4,033,808

Craig W. Kliethermes	2017	475,000	0	0	332,220	1,459,006	–	38,214	2,304,440
President & Chief Operating Officer of the	2016	473,269	0	0	342,600	1,197,193	–	39,580	2,052,642
Company’s principal insurance subsidiaries	2015	430,000	0	0	357,600	1,018,568	–	36,328	1,842,496

Thomas L. Brown	2017	425,000	0	0	253,120	948,247	–	43,458	1,669,825
Vice President, Chief Financial Officer	2016	417,308	0	0	262,660	888,975	–	33,828	1,602,771
	2015	405,000	0	0	268,200	826,863	–	34,858	1,534,921

Jennifer L. Klobnak	2017	319,231	0	0	174,020	430,927	–	36,568	960,746
Sr. Vice President, Operations of the	2016	298,462	0	0	125,620	184,546	–	33,828	642,456
principal insurance subsidiaries

Jeffrey D. Fick	2017	314,231	0	0	142,380	181,682	–	38,745	677,038
Sr. Vice President, Chief Legal Officer	2016	302,308	0	0	114,200	158,515		36,222	611,245

(1)

The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2018.

(2)

The amount shown in column (g) for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak (2017 only) reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 54-55, and includes the annual award payout under that Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2017.  The amount reflected in column (g) for Ms. Klobnak (2016 only) and Mr. Fick reflects the cash award paid under the MIP, which is discussed in further detail on pages 57-  58.  Mr. Fick’s 2016 MIP was awarded based on a prorated amount equal to 1) 75 percent of his base salary while serving as Vice President, Human Resources where 60 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 15 percent of which was based on personal objectives related to strategic projects and 2) 90 percent of his base salary while serving as Sr. Vice President, Chief Legal Officer where 72 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 18 percent of which was based on personal objectives related to strategic projects.

(3)	The amounts shown in column (i) include:

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a.	A Company contribution to the ESOP of $18,404 for 2017; $22,993 for 2016; and $22,032 for 2015 for each of the NEOs.

b.	A Company contribution to the 401(k) Plan of $18,147 for 2017; $12,817 for 2016; and $12,807 for 2015 for each of the NEOs.

c.

Amounts for executive physical examinations for Messrs. Michael, Kliethermes, Brown and Fick; and proportionate amounts of travel accident insurance provided for all Company management at the assistant vice president level and above.

(4)

Messrs. Michael and Kliethermes were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2017, at an hourly rate established from time to time by the Board, limited to the maximum hourly charges equal to 6.5 percent of base salary. The hourly rate after September 1, 2016 was set at $1,600 per hour which takes into account the variable hourly operating cost, including fuel prices, of the Company aircraft.  Previously, the hourly rate was set at $1,800 per hour  The amounts included in the All Other Compensation column for Messrs. Michael and Kliethermes reflect the difference between the Company’s hourly variable operating costs, less the hourly rates paid by them, for all personal hours flown in a year as reflected in column (e) in the following table:

		(a)	(b)	(c)	(d = b - c)	(e = a x d)
	Year	Personal hours flown	Company variable operating cost per hour flown	Hourly rate charged for personal hours flown	Aggregate incremental cost to Company per personal hour flown	Total aggregate incremental cost to Company for all personal hours flown in year
	2017	24.3	$ 3,129	$ 1,600	$ 1,529	$ 37,155
Jonathan Michael	9/1 - 12/31/2016	5.8	$ 2,827	$ 1,600	$ 1,227	$ 16,269
	1/1 - 8/31/2016	8	$ 2,944	$ 1,800	$ 1,144
	2015	14.4	$ 2,981	$ 1,800	$ 1,181	$ 17,006
	2017	0	N/A	N/A	N/A	N/A
Craig W. Kliethermes	9/1 - 12/31/2016	0	N/A	N/A	N/A	$ 1,716
	1/1 - 8/31/2016	1.5	$ 2,944	$ 1,800	$ 1,144
	2015	N/A	N/A	$ 1,800	N/A	N/A

(5)

In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”) Mr. Michael was elected to the Board of Directors of Maui Jim, a position he continues to hold. Mr. Michael was paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and was paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Mr. Michael elected to be paid his entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees. After February 2002, no further director fees were paid to Mr. Michael for his service as a director of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003. Mr. Michael paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Mr. Michael received a dividend of $50,908 in 2016 on his shares of Maui Jim stock. No dividend was paid by Maui Jim in 2015 or 2017. The amounts reflected in column (i) do not include dividends paid to Mr. Michael on the Maui Jim stock in 2016.

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Grants of Plan-Based Awards

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak and under the MIP for Mr. Fick. The table also shows information regarding grants of stock options made to the named executive officers under the LTIPs.

						All Other	Exercise
						Option Awards:	or Base	Grant Date
			Estimated Possible Payouts Under			Number of	Price of	Fair Value
		Grant	Non-Equity Incentive Plan Awards			Securities	Option	of Stock
		Approval				Underlying	Awards	and Option
Name	Grant Date	Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Options (#)(4)	($/Sh)	Awards($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Jonathan E. Michael	02/01/17	05/07/16				8,750	59.77	74,288
	05/04/17	05/04/17				15,000	56.71	118,650
	08/01/17	05/04/17				15,000	58.01	123,750
	11/01/17	05/04/17				15,000	58.73	125,250
		N/A	—	2,682,514	7,500,000
Craig W. Kliethermes	05/04/17	05/04/17				42,000	56.71	332,220
		N/A	—	1,197,193	7,500,000
Thomas L. Brown	05/04/17	05/04/17				32,000	56.71	253,120
		N/A	—	888,975	7,500,000
Jennifer L. Klobnak	05/04/17	05/04/17				22,000	56.71	174,020
		N/A	—	398,885	7,500,000
Jeffrey D. Fick	05/04/17	05/04/17				18,000	56.71	142,380
		N/A	—	192,000	288,000

(1)

The MVP Program applicable to Messrs. Michael, Kliethermes, Brown and Ms. Klobnak discussed in further detail on pages 54-55, does not provide for a minimum threshold award level. Mr. Fick participates in the MIP and the amounts shown in column (c) represent the minimum award under the MIP, discussed in further detail on pages 57-58, which is equal to zero if personal objectives and financial goals are not met.

(2)

The MVP Program applicable to Messrs. Michael, Kliethermes, Brown and Ms. Klobnak does not provide for a target award. The amounts shown in column (d) are their respective 2016 MVP Program payouts for 2016 performance, which are shown as representative amounts for a target MVP Program awards for 2017. For Ms. Klobnak, the amount shown in column (d) is the amount she would have received as a payout if she had participated in MVP in 2016 as a first year participant with a 1% MVP Percentage Award. For Mr. Fick, the amount in column (d) represents his target award under MIP which is equal to 60 percent of his annual base salary rate at year-end.

(3)

The amounts shown in column (e) for Messrs. Michael, Kliethermes, and Brown and Ms. Klobnak reflect the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2016, which governs the MVP Program.  For Mr. Fick, the amount shown under column (e) represents his maximum award under MIP which is equal to 90 percent of his annual base salary at year-end.

(4)

Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options expire on the eighth anniversary of the grant date. The 2017 grants were granted pursuant to the 2015 LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or Retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Mr. Michael’s age and years of service exceeded 75 in 2006, the ERC decided to grant option awards to Mr. Michael beginning in 2006 on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of December 31, 2017. The number of options and exercise price reflect the two-for-one stock split effective January 15, 2014.

	Option Awards
	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Exercisable(1)	Unexercisable(1)	Unearned Options (#)	Exercise Price(2)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Jonathan E. Michael	0	6,000		28.24	02/01/21
	0	4,000		29.42	05/02/21
	4,000	4,000		35.27	08/01/21
	16,000	4,000		40.55	11/01/21
	12,000	8,000		35.43	02/03/22
	9,000	6,000		38.21	05/01/22
	9,000	6,000		38.15	08/01/22
	9,000	6,000		44.26	11/03/22
	6,000	9,000		46.82	02/02/23
	4,000	6,000		47.61	05/07/23
	4,000	6,000		54.14	08/03/23
	4,000	6,000		59.04	11/02/23
	2,000	8,000		61.27	02/01/24
	1,750	7,000		64.09	05/05/24
	1,750	7,000		68.66	08/01/24
	1,750	7,000		54.81	11/01/24
	0	8,750		59.77	02/01/25
	0	15,000		56.71	05/04/25
	0	15,000		58.01	08/01/25
	0	15,000		58.73	08/01/25

Craig W. Kliethermes	0	8,000		29.42	05/02/21
	0	15,200		38.21	05/01/22
	8,000	24,000		47.61	05/07/23
	6,000	24,000		64.09	05/05/24
	0	42,000		56.71	05/04/25

Thomas L. Brown	0	8,000		29.42	05/02/21
	18,000	12,000		38.21	05/01/22
	12,000	18,000		47.61	05/07/23
	4,600	18,400		64.09	05/05/24
	0	32,000		56.71	05/04/25

Jennifer L. Klobnak	280	0		25.35	05/03/20
	2,000	0		23.20	09/03/20
	2,400	2,400		29.42	05/02/21
	3,000	6,000		38.21	05/01/22
	6,000	9,000		47.61	05/07/23
	2,200	8,800		64.09	05/05/24
	0	22,000		56.71	05/04/25

Jeffrey D. Fick	3,600	0		25.35	05/03/20
	3,600	3,600		29.42	05/02/21
	2,700	5,400		38.21	05/01/22
	5,400	8,100		47.61	05/07/23
	2,000	8,000		64.09	05/05/24
	0	18,000		56.71	05/04/25

(1)

These grants are included in column (f) of the Summary Compensation Table on page 66 and do not constitute additional compensation from what is reported there. Options vest 20 percent per year over five years and expire on the eighth anniversary of the grant date.

(2)

Option exercise price reflected in the table above is adjusted to reflect a reduction in the exercise price equal to the $2.50 special dividend paid December 20, 2012, $1.50 special dividend paid December 20, 2013, $3.00 special dividend paid December 22, 2014, and $2.00 special dividend paid on December 22, 2015 to prevent dilution to stock option holders. The adjustments described above for each of the years 2012 and 2013 are adjusted to reflect the two-for-one stock split that occurred on January 15, 2014.

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 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2017). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
(a)	(b)	(c)
Jonathan E. Michael	34,000	1,183,330
Craig W. Kliethermes	22,800	638,596
Thomas L. Brown	19,200	618,912
Jennifer L. Klobnak	0	0
Jeffrey D. Fick	0	0

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2017. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)(1)	($)(2)(3)(4)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael	0	34,346	11,079,330
Craig W. Kliethermes	0	3,556	1,138,358
Thomas L. Brown	0	1,350	432,103
Jennifer L. Klobnak	0	0	0
Jeffrey D. Fick	0	0	0

(1)	Contributions shown are in respect to income deferred in 2016, but not contributed until 2017.

(2)

The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail on page 62, and the Key Plan, which is described in further detail on page 62. Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2015,  2016 or 2017, and no contributions were made on his behalf under the Key Plan in 2015,  2016 or 2017. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2015,  2016 or 2017 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(3)

The amounts shown for Messrs. Kliethermes and Brown in column (c) reflect the dividends paid on, and change in the value of, the Company shares held in their respective accounts under the Deferred Plan, which is described in further detail on page 62. Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in the Plan. Mr. Brown deferred income under the Deferred Plan in 2014. Mr. Kliethermes deferred income under the Deferred Plan in 2015. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2015,  2016 or 2017 for Messrs. Kliethermes and Brown. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

(4)	Ms. Klobnak and Mr. Fick have not participated in the Deferred Plan in any prior years.

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Ratio of ceo to median employee total compensation

As a result of the recently adopted rules under the Dodd-Frank Act, beginning with our 2018 Proxy Statement, the SEC requires disclosure of the CEO to median employee ratio of total compensation.

We determined the median employee for purposes of this disclosure by generating a report from our payroll system reflecting either the base salary, or wages and overtime, as appropriate, for the calendar year 2017 for every full-time, part-time, seasonal, and temporary employee (other than Mr. Michael), annualizing that amount for any full-time or part-time employee who had worked for less than a full year.  Once we determined the median employee, we calculated that employee’s total compensation for 2017 in the same manner used to calculate Mr. Michael’s total compensation as reflected in the Summary Compensation Table at page 66.   For the median employee, we included base salary, annual incentive payout, and retirement contributions to the employee’s accounts under the Company’s Employee Stock Ownership Plan and 401(k) Plan.  Amounts reflected in Mr. Michael’s total compensation in the form of long-term incentive awards and limited perquisites did not apply to the median employee.

Mr. Michael had 2017 total compensation of $3,989,751 while the median employee had 2017 total compensation of $105,360 for a ratio of 38 to 1.

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s compensation structure considering the Company’s compensation policies and practices with respect to the named executive officers, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. This analysis was reviewed and discussed by the ERC and Strategy Committee in their joint meeting in 2017. Based on the analysis and discussions, the ERC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Practices; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

The Company’s CEO, COO, CFO and Sr. Vice President, Operations participate in the MVP Program, an incentive program described in further detail on pages 54-55. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second is a peer company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of its peer group with respect to growth in book value over a five-year period.

The third is Board discretion to reduce awards resulting from excessively risky actions by management, or for other

RLI Corp. 2018 Proxy Statement    |    71

subjective or objective criteria. Additionally, the MVP Program includes a Board approval mechanism, which requires the prior approval of the independent directors of the Board of the financial portion of any annual award (positive or negative) contributed to a MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The ERC believes that the risk-based cost of capital target, long-term banking feature, peer company adjustment factor for five-year growth in book value and Board discretion to reduce incentive awards significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriter Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, gross written premium and new business generation.

To calculate underwriting profit for purposes of UPP and UIP, actual and estimated losses are subtracted from net premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time. The ERC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT PRACTICES

The ERC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

•	The Company's investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board;

•	The Finance and Investment Committee has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints and operating policies for the portfolio;

•	All security transactions are confirmed by three Company officers; and

•	All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the ERC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 64. The ERC believes

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that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The full Board discusses and considers risk management issues at each of its meetings. The Board will adjust its practices with respect to risk management oversight when it determines it needs to do so and will involve itself in particular areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The individual Committee responsibilities with respect to risk oversight are included in their respective Charters.  The Audit Committee has sole authority to retain and compensate outside auditors and reviews and monitors underwriting, catastrophe management, reserving, reinsurance, regulatory environment, and business continuity, among other things. The Company’s Vice President, Internal Audit reports jointly to Mr. Michael, administratively, and to the Audit Committee, functionally, to ensure an open and effective line of communication with respect to Company risk oversight. In 2017, the Audit Committee and Strategy Committee met to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s business practices in the areas of underwriting, catastrophe management, reserving, reinsurance, regulatory environment, and business continuity. The Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes the oversight of investment performance, investment risk exposure and the Company’s capital structure, among other activities. In February 2018, the Finance and Investment Committee and Strategy Committee met to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit and capital. As discussed in more detail under “Safeguards Against Unnecessary or Excessive Risk,” the ERC monitors and oversees executive compensation and incentive programs and associated goals, and, together with the Board, ascertains that such programs do not create the likelihood that employees will take unnecessary and excessive risks to maximize short-term gains to the detriment of long-term performance. The ERC and Strategy Committees met in 2017 to discuss executive compensation and safeguards against unnecessary and excessive risk. The Nominating/Corporate Governance Committee provides oversight of the Company enterprise risk management in areas including, but not limited to corporate governance, regulatory, legislative and related matters, in coordination with other Board committees as appropriate. The Strategy Committee is responsible to the Board for oversight of the Company’s corporate strategy and corporate growth/development, and as of November 2016 the overall enterprise risk management and associated risks. Each of the Board committees works within their area of responsibility and coordinates with other committees, the full Board and executive management in risk management at the Company.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2017, regarding Common Stock that may be issued under the Company’s equity compensation plans, including the Director Deferred Plan, the Deferred Plan, the Omnibus Plan, the 2010 LTIP and the 2015 LTIP. As of December 31, 2017, the Company had 44,148,355 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

Number of securities
	Number of securities		remaining available for
	to be issued upon exercise	Weighted-average exercise	future issuance under equity
	of outstanding options,	price of outstanding options	compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by shareholders (1)	2,272,315 (2)	$46.80 (3)	2,588,173 (4)

Equity compensation plans not
approved by shareholders (5)	–	–	(6)

Total	2,272,315	$46.80	2,588,173

(1)	Consists of the Omnibus Plan, the 2010 LTIP and the 2015 LTIP.

(2)

Includes options to purchase 23,800 shares exercisable under the Omnibus Plan, 899,940 options to purchase shares exercisable under the 2010 LTIP, 1,333,275 options to purchase shares exercisable under the 2015 LTIP and 15,300 restricted share units (“RSU”) granted in May 2017 which will be issued upon vesting in May 2020 under the 2015 LTIP.

(3)	Only applies to outstanding options, as RSU’s don’t have exercise prices.

(4)

Shares available for future issuance under the 2015 LTIP. Pursuant to the terms of the 2015 LTIP and for purposes of calculating the number of securities remaining available for future issuance under equity compensation plans, each RSU is a Full Value Award and therefore is counted as 2.5 shares.

(5)	Consists of the Director Deferred Plan and the Deferred Plan.

(6)

No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Director Deferred Plan and Deferred Plan, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Director Deferred Plan and Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 21, 2018, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615.

The Company’s Bylaws provide notice, information and procedural requirements for shareholder nominations of candidates to the Company’s Board and for shareholder proposals at shareholder meetings. These provisions do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to our Bylaws, in order for a shareholder to nominate a Board candidate at Company shareholder meetings, such nomination must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. The notice

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must provide information regarding (a) the proposed Board nominee(s), (b) the person making the nomination (proponent), (c) share ownership by the nominee(s) and the proponent, (d) arrangements between the proponent and the nominee(s) and (e) arrangements relating to the Company’s stock. The proponent must also make certain representations, including updating the information provided in the notice and other matters.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. The notice must provide information regarding (a) the nature of the proposed business, (b) the shareholder and its Company stock ownership, (c) certain relationships and arrangements involving the shareholder and other parties and (d) certain arrangements involving the shareholder and the Company’s stock. The shareholder must also make certain representations, including updating the information provided in the notice and other matters.

Therefore, in order for a shareholder to nominate a candidate for director or raise another matter at the 2019 Annual Meeting of Shareholders, the Company must have received proper notice of the nomination or the other matter before February 5, 2018.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s Restated Bylaws, which were filed with the SEC on Form 8-K on May 5, 2017.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to submit your proxy in one of the manners described on page 5.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer

Peoria, Illinois

March 22, 2018

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2018 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 3, 2018, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614.

INTERNET VOTING

As a convenience, you may submit your proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided when submitting your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

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SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

EQ Shareholder Services
P.O. Box 64854
St. Paul, MN 55164-0854
Phone: 800-468-9716 or 651-450-4064
Fax: 651-450-4033
www.shareowneronline.com

DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

If you wish to sign up for the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar, as noted above.

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2017 Annual Report to Shareholders, which contains our 2017 Form 10-K Annual Report and 2018 Proxy Statement. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, please contact our corporate headquarters.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of our 2018 Proxy Statement, 2017 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2017 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, or if you wish to receive individual copies of our Proxy Statement, Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials for future meetings, we will send a copy to you promptly upon your written or oral request. Please contact our Vice President, Corporate Development Aaron Jacoby at 309-693-5880, at aaron.jacoby@rlicorp.com or at 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2017 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, who wish to receive only one copy in the future may contact their bank, broker or other holder of record, or our Vice President, Corporate Development Aaron Jacoby at the contact information listed above.

CONTACTING RLI

For investor relations requests and management’s perspective on specific issues, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com (Information on the website is not incorporated by reference into this Proxy Statement.)

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ANNEX A

AGREEMENT AND PLAN OF MERGER

BETWEEN

RLI CORP.

(a Delaware Corporation)

AND

RLI CORP.

(an Illinois Corporation)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of [  ], 2018 between RLI Corp., a Delaware corporation (“Merger Corp”), and RLI Corp., an Illinois corporation (“RLI”).

RECITALS

WHEREAS, Merger Corp is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, RLI is a corporation duly organized and existing under the laws of the State of Illinois; and

WHEREAS, the Board of Directors of RLI and the Board of Directors of Merger Corp deem it advisable and in the best interests of RLI and Merger Corp for RLI to merge with and into Merger Corp on the terms and subject to the conditions set forth herein (the “Merger”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

MERGER

1.1The Merger.  After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Illinois Business Corporation Act of 1983, as amended (the “ILBCA”), RLI shall be merged with and into Merger Corp, and Merger Corp shall file a Certificate of Merger (the “DE Certificate”) with the Secretary of State of the State of Delaware (the “DE SOS”) in accordance with the provisions of the DGCL, file Articles of Merger (the “IL Certificate” and, together with the DE Certificate, the “Merger Certificates”) with the Secretary of State of the State of Illinois (the “IL SOS”) in accordance with the provisions of the ILBCA and make all other filings or recordings required by Delaware or Illinois law in connection with the Merger.

1.2Effective Time.  The Merger shall become effective as set forth in the Merger Certificates (the “Effective Time”).  At the Effective Time, the separate corporate existence of RLI shall cease and Merger Corp shall continue its corporate existence under the DGCL as the surviving corporation of the Merger (the “Surviving Corporation”).

1.3Conditions to the Merger.  The respective obligation of RLI and Merger Corp to consummate the Merger is subject to the satisfaction or waiver (to the extent permitted hereunder) of the following conditions:

(a)This Agreement shall have been adopted by the sole stockholder of Merger Corp in accordance with the requirements of the DGCL and the Certificate of Incorporation and the Bylaws of Merger Corp;

(b)This Agreement shall have been adopted by the shareholders of RLI in accordance with the requirements of the ILBCA, the Amended and Restated Articles of Incorporation and the Bylaws of RLI.

1.4Transfer, Conveyance and Assumption.  At the Effective Time, Merger Corp shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of RLI, and all of the assets and property of whatever kind and character of RLI shall vest in Merger Corp, as the Surviving Corporation, without further action.  Thereafter, Merger Corp, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of RLI, and any claim or judgment against RLI may be enforced against Merger Corp, as the Surviving Corporation, in accordance with Section 259 of the DGCL and Section 11.50 of the ILBCA.

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1.5Certificate of Incorporation; Bylaws.

(a)From and after the Effective Time, the Amended and Restated Certificate of Incorporation of Merger Corp immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

(b)From and after the Effective Date, the Bylaws of Merger Corp, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

1.6Directors and Officers of the Surviving Corporation.  The directors and officers of Merger Corp immediately prior to the Effective Time shall be, from and after the Effective Time, the directors and officers of the Surviving Corporation.

ARTICLE II

CONVERSION OF SHARES

2.1Conversion of Stock.

(a)At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of capital stock of Merger Corp (the “Merger Corp Stock”) issued and outstanding immediately prior to the Effective Time, it being understood that all such shares are held by RLI, shall be automatically cancelled and cease to exist, and no consideration shall be issued in respect thereof.

(b)At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock, par value $1.00 per share, of RLI (the “RLI Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”).

2.2Stock Certificates.  From and after the Effective Time, the stock certificates, if any, representing shares of RLI Common Stock issued prior to the Effective Time shall, by virtue of the Merger, represent an equal number of shares of Surviving Corporation Common Stock and shall be so registered on the books and records of the Surviving Corporation or its transfer agents.  The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered as provided under this Section 2.2, have and be entitled to exercise any voting and other rights with respect to and receive any dividend and any other distributions upon the shares of the Surviving Corporation Common Stock represented by such outstanding certificate as provided above. Upon surrender of any such stock certificate, the Surviving Corporation shall issue a new certificate representing such shares of Surviving Corporation Common Stock.

2.3Stock Options, Restricted Stock Units and Other Derivative Securities.    At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each (i) option to purchase shares of RLI Common Stock (each, an “Option”), (ii) restricted stock unit that may vest into shares of RLI Common Stock (each, an “RSU”) and (iii) any other derivative security exercisable, convertible or exchangeable for RLI Common Stock that is outstanding immediately prior to the Effective Time shall be automatically converted into one option to purchase, one restricted stock unit which may vest into or such other derivative security exercisable, convertible or exchangeable for, on the same terms and conditions as were applicable under such Option, RSU or other derivative security immediately prior to the Effective Time, an equal number of shares of Surviving Corporation Common Stock.  All terms and conditions of each Option, RSU or other derivative security shall otherwise remain unchanged.

2.4Shares of RLI Dissenting Shareholders.  Notwithstanding anything to the contrary contained herein, holders of RLI Common Stock that have complied with the requirements for perfecting dissenters’ rights under Section 11.70 of the ILBCA (such shares, the “Dissenting Shares”) shall not be converted into Surviving Corporation Common Stock as provided for in Section 2.1(b).  At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders thereof shall cease to have any rights with respect thereto, other than such rights as may be granted to them under Section 11.70 of the ILBCA.  If any holder of Dissenting Shares shall fail to perfect, or shall otherwise waive, withdraw or lose, its dissenters’ rights under the ILBCA, such that dissenters’ rights can no longer be legally perfected or exercised under the ILBCA with respect to such RLI Common Stock, then such holder’s shares shall no longer be deemed to be Dissenting Shares and shall be treated as if they had been converted automatically at the Effective Time into the right to receive Surviving Corporation Common Stock as provided for in Section 2.1(b).

ARTICLE III

EMPLOYEE BENEFIT PLANS

At the Effective Time, the Surviving Corporation hereby assumes all obligations of RLI under all of RLI’s employee benefit plans or arrangements of any type, including, but not limited to, plans described in section 3(3) of the Employee

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Retirement Income Security Act of 1974, as amended, stock option plans, bonus plans or arrangements, incentive plans or arrangements, deferred compensation agreements or arrangements, executive compensation or supplemental income agreements, employee stock ownership plans, consulting agreements and employment agreements.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1Representations and Warranties of Merger Corp.  Merger Corp hereby represents and warrants that it:

(a)is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b)is duly qualified to do business as a foreign person and is in good standing in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c)is not in violation of any provisions of its Certificate of Incorporation or its Bylaws; and

(d)has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of Merger Corp in accordance with the DGCL, the Certificate of Incorporation of Merger Corp and the Bylaws of Merger Corp, to consummate the Merger and the other transactions contemplated hereby.

4.2Representations and Warranties of RLI.    RLI hereby represents and warrants that it:

(a)is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b)is duly qualified to do business as a foreign person and is in good standing in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c)is not in violation of any provisions of its Amended and Restated Articles of Incorporation or its Bylaws; and

(d)has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the shareholders of RLI in accordance with the ILBCA, the Amended and Restated Articles of Incorporation of RLI and the Bylaws of RLI, to consummate the Merger and the other transactions contemplated hereby.

ARTICLE V

TERMINATION

5.1Termination.  At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of Merger Corp or the Board of Directors of RLI, notwithstanding the adoption of this Agreement by any or all of the sole stockholder of Merger Corp or the shareholders of RLI.

ARTICLE VI

FURTHER ASSURANCES

6.1Further Assurances.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law, or any other acts, are necessary or desirable to (i) vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of RLI acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, RLI, Merger Corp and each of their respective proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law, and to do all other acts necessary or proper, to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and to otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized, in the name of RLI, Merger Corp or otherwise, to take any and all such action.

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ARTICLE VII

MISCELLANEOUS

7.1Amendment.  At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Merger Corp and the Board of Directors of RLI, whether before or after the adoption of this Agreement by the sole stockholder of Merger Corp and/or the shareholders of RLI; provided, however, that after any such adoption, no amendment shall be made that by law requires the further approval by such stockholder of Merger Corp or such shareholders of RLI without such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of Merger Corp and RLI.

7.2No Waivers.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3Assignment; Third Party Beneficiaries.  Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

7.4Governing Law.  This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to, the laws of the State of Delaware.

7.5Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6Entire Agreement.  This Agreement and the documents referred to herein are intended by the parties hereto as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of such agreement, and there are no other agreements or understandings, written or oral, among the parties hereto, relating to the subject matter hereof.  This Agreement supersedes all prior agreements and understandings, written or oral, among the parties hereto with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

RLI Corp. a Delaware Corporation

By:
Name:
Title:

RLI Corp., an Illinois Corporation

By:
Name:
Title:

RLI Corp. 2018 Proxy Statement    |    A-5

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RLI CORP.

The name of the corporation is RLI Corp. (the “Corporation”). The Corporation was incorporated under the name RLI Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 20, 2017.  This Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates in its entirety the Corporation’s original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and by the written consent of its stockholders in accordance with Section 228 of the DGCL.  The original Certificate of Incorporation of the Corporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST:        The name of the Corporation is RLI Corp.

SECOND:   The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware, 19808, and the name of its registered agent at such address is Corporation Service Company.

THIRD:       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as it now exists or may hereafter be amended and supplemented.

FOURTH:   The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000.  The total number of shares of Common Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.01 per share, and the total number of shares of Preferred Stock that the corporation is authorized to issue is 5,000,000, having a par value of $0.01 per share.

FIFTH:       The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1. General.  The voting, dividend, liquidation, conversion and stock split rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon any issuance of the Preferred Stock of any series.

2. Voting.  Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder.  Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) (the “Bylaws”) and applicable law on all matters put to a vote of the stockholders of the Corporation.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends.  Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors in accordance with applicable law and to receive other distributions from the Corporation.  Any dividends declared by the Board of Directors to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

4. Liquidation.  Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

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B.	PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL.  Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

SIXTH:        The personal liability of the directors of the Corporation, to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director, is hereby eliminated to the fullest extent permitted by the DGCL, as the same may be amended and supplemented.  Any amendment, repeal or modification of this Article Sixth, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article Sixth, shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment, repeal or modification.  If the DGCL is amended after approval by the stockholders of this Article Sixth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

SEVENTH:   The Corporation shall, through the Bylaws or otherwise, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended and supplemented, indemnify, advance expenses and hold harmless any person who was or is a director or officer of the Corporation or its subsidiaries.  The Corporation may, by action of the Board of Directors, provide rights to indemnification and to advancement of expenses to such other employees or agents of the Corporation or its subsidiaries to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.  Any amendment, repeal or modification of this Article Seventh shall not adversely affect any rights or protection existing hereunder immediately prior to such repeal or modification.  Notwithstanding the foregoing, the Corporation shall be required to indemnify a person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (each a “Proceeding”), initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

EIGHTH:     From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article Eighth.

NINTH:     In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws, without any action on the part of the stockholders, but the stockholders may make additional Bylaws and may alter, amend or repeal any Bylaw whether adopted by them or otherwise.  The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the Corporation has executed this Amended and Restated Certificate of Incorporation on this 5th day of May, 2018.

/s/
[________]

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ANNEX C

Bylaws of

RLI CORP.

(a Delaware corporation)

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Amended and Restated Bylaws of

RLI Corp.

Article I - Corporate Offices

2.1	Registered Office.

The address of the registered office of RLI Corp. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

2.2	Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board.  The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).  In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2Annual Meeting.

The Board shall designate the date and time of the annual meeting.  At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted.

2.3Special Meeting.

(i)Special meetings of the stockholders for any purpose or purposes may be called only (a) by the chairman of the Board, (b) by the Board, pursuant to a resolution approved by a majority of the entire Board or (c) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record as of the record date fixed in accordance with Section 2.3(iv) who hold, in the aggregate, at least 20 percent (20%) of the voting power of the outstanding shares of the Corporation and who otherwise comply with the requirements of Section 2.3.  The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.  Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.  Stockholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Section 2.5 and Section 2.6.

(ii)No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(i) unless a stockholder of record has first submitted a request in writing that the Board fix a record date ( a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(iii)To be in proper form for purposes of this Section 2.3, a request by a stockholder for the Board to fix a Demand Record Date shall set forth:

(a)As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b)As to each Requesting Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(c) and the disclosure in clause (A) of Section 2.4(iii)(b) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

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(c)As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting;

(d)If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting; and

(e)For purposes of this Section 2.3(iii), the term “Requesting Person” shall mean (a) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (c) any affiliate of such stockholder or beneficial owner.

(iv)Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.3 from any stockholder of record, the Board may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board.  If no resolution fixing a Demand Record Date has been adopted by the Board within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received.  Notwithstanding anything in this Section 2.3 to the contrary, no Demand Record Date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (b), (d), (e) or (f) of Section 2.3(vi).

(v)Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.3(i) unless stockholders of record as of the Demand Record Date who hold, in the aggregate, at least 20 percent (20%) of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation.  Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(i).  To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date.  To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (a) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 2.3 of a Requesting Person.  A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting.  If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(vi)The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (a) that does not comply with this Section 2.3, (b) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (c) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (d) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (e) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (f) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(vii)After receipt of demands in proper form and in accordance with this Section 2.3 from a stockholder or stockholders holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands

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received by the Corporation.  Notwithstanding anything in these bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at such a special meeting.  The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.13.  The Board shall provide written notice of such special meeting to the stockholders in accordance with Section 2.7.

(viii)In connection with a special meeting called in accordance with this Section 2.3, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(ix)Notwithstanding anything in these bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3.  If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the stockholder or stockholders requesting that the Board fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board shall not be required to fix such record date or to call and hold the special meeting.  In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

2.4Advance Notice Procedures for Business Brought before a Meeting.

(i)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the Board or (c) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”).  The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting.  A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.  Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(ii)Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

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(iii)To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a)As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(b)As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person's business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(c)As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv)For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

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(v)A Proposing Person shall update and supplement its notice to the Corporation of  its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4.  The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii)This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement.  In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business.  Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii)For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5Advance Notice Procedures for Nominations of Directors.

(i)Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws or (b) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 and Section 2.4 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting.  A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.  The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(ii)(a) (A) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(b)Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.  To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting

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or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(c)In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii)To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a)As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);

(b)As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) shall be made with respect to the nomination of each Person for election as a director at the meeting); and

(c)As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”) and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(a).

(iv)For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any other participant in such solicitation.

(v)A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi)In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6Additional Requirement for Valid Nomination of Candidates to Serve As a Director and, if Elected, to be Seated as Directors.

(i)To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation)

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with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(ii)The Board may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(iii)A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(iv)No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable.  The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(v)Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.8 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in Person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i)if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii)if electronically transmitted as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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2.9Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in Person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in Person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.10 of these bylaws until a quorum is present or represented.

2.10Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in Person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.11Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Person presiding over the meeting.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.  Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present for the election of directors, a majority of the votes cast shall be sufficient to elect a director.  Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.13Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also

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fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.14Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.  A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

2.15List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in Person or by proxy at any meeting of stockholders.

2.16Shareholder Action by Written Consent without a Meeting.

(i)Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (a) shall be signed by holders of record on the record date established pursuant to Section 2.16(ii) (the “Written Consent Record Date”) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded.  Delivery shall be made by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 2.16, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 2.16.  Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.

(ii)Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.  Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.16(ii) from any such stockholder, the Board may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the

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resolution fixing the record date is adopted by the Board.  If no resolution fixing a record date has been adopted by the Board within such ten (10) day period after the date on which such a request is received, (a) the Written Consent Record Date for determining stockholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date on which valid signed written consents constituting applicable percentage of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.16, and (b) the Written Consent Record Date for determining stockholders entitled to consent to such action, when prior action by the Board is required by applicable law, shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(iii)To be in proper form for purposes of this Section 2.16, a request by a stockholder for the Board to fix a Written Consent Record Date shall set forth:

(a)As to each Soliciting Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.16 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b)As to each Soliciting Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.16 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure in clause (A) of Section 2.4(iii)(b) shall be made with respect to the action or actions proposed to be taken by written consent);

(c)As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other record or beneficial owner of capital stock of the Corporation (including their names) in connection with the request or such action or actions;

(d)If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Requesting Person proposes to elect as a director by written consent; and

(e)For purposes of this Section 2.16, the term “Soliciting Person” shall mean (a) the stockholder making a request for the Board to fix a record date and proposing the action or actions to be taken by written consent, (b) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (c) any affiliate of such stockholder or beneficial owner.

(iv)In connection with an action or actions proposed to be taken by written consent in accordance with this Section 2.16, the stockholder or stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

(v)Notwithstanding anything in these bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 2.16.  If the Board shall determine that any request to fix a Written Consent Record Date or to take stockholder action by written consent was not properly made in accordance with this Section 2.16, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 2.16, then the Board shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.  In addition to the requirements of this Section 2.16 with respect to stockholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

2.17Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof.  The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act.  If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

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Such inspectors shall:

(i)determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)count all votes or ballots;

(iii)count and tabulate all votes;

(iv)determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.  The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

Article III – Directors

3.1Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be not less than nine (9) nor more than thirteen (13) as determined from time to time by resolution of the Board.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.  The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.  The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt.  When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term of the class, if any, to which the director is appointed and until such director’s successor shall have been elected and qualified.  A vacancy in the Board shall be deemed to exist under these bylaws in the case of the death, removal or resignation of any director.

3.5Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.  Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in Person at the meeting.

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3.6Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president or the secretary at the request of a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)delivered Personally by hand, by courier or by telephone;

(ii)sent by United States first-class mail, postage prepaid;

(iii)sent by facsimile or electronic mail; or

(iv)sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered Personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least two (2) days before the time of the holding of the meeting.  If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting.  The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8Quorum.

At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws.  If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

3.11Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

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Article IV – Committees

4.1Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The chairperson of any committee shall be selected from among the members of the committee by the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)Section 3.5 (place of meetings and meetings by telephone);

(ii)Section 3.6 (regular meetings);

(iii)Section 3.7 (special meetings and notice);

(iv)Section 3.9 (action without a meeting); and

(v)Section 7.11 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.  However:

(i)the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

Article V – Officers

5.1Officers.

The officers of the Corporation shall include a president and a secretary.  The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws.  Any number of offices may be held by the same Person.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

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5.3Subordinate Officers.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require.  Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6Representation of Shares of Other Corporations.

The chairperson of the Board, the chief executive officer, the president of the Corporation, or any other Person authorized by the Board, the chief executive officer, or the president of Corporation authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation.  The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.7Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI – Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation.  Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and  218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.

Article VII - General Matters

7.1Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

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7.3Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.4Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board.  The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.5Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated.  Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form.  The chairperson or vice chairperson of the Board, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.6Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.7Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.8Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws.  Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.9Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.10Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

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(ii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.11Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice.  Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Article VIII - Notice by Electronic Transmission

8.1Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if:

(i)the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(ii)such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2Definition of Electronic Transmission.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article IX – Indemnification

9.1Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a

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director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Person in connection with any such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a Person in connection with a Proceeding initiated by such Person only if the Proceeding was authorized in the specific case by the Board.

9.2Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding.

9.3Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article IX or otherwise.

9.4Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5Non-Exclusivity of Rights.

The rights conferred on any Person by this Article IX shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6Insurance.

The Corporation may purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

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9.9Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation.  With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws.  With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation.  Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer, a treasurer appointed pursuant to Article V of these bylaws, and to any vice president, assistant secretary, assistant treasurer, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the Certificate of Incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  The fact that any Person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such Person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such Person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X – Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.  If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the Personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Article XII – Definitions

As used in these bylaws, unless the context otherwise requires, the term:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), Personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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RLI Corp.

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that she is the duly elected, qualified, and Corporate Secretary of RLI Corp., a Delaware corporation (the “Corporation”), and that the foregoing bylaws were approved on May 5, 2018, effective as of May 5, 2018 by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this             day of                , 2018.

Jean M. Stephenson
Vice President, Corporate Secretary

RLI Corp. 2018 Proxy Statement    |    C-21

ANNEX D

SECTION 11.70 OF THE ILLINOIS BUSINESS CORPORATION ACT:

PROCEDURE TO DISSENT

(a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenters’ rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

(b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenter’s rights only if he or she delivers to the corporation within thirty (30) days from the date of mailing the notice a written demand for payment for his or her shares.

(c) Within ten (10) days after the date on which the corporate action giving rise to the right to dissent is effective or thirty (30) days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation’s latest balance sheet as of the end of a fiscal year ending not earlier than sixteen (16) months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within ten (10) days after delivery of the corporation’s statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that ten (10) day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that ten (10) day period.

(d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

(e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within thirty (30) days from the delivery of the corporation’s statement of value, shall notify the corporation in writing of the shareholder’s estimated fair value and amount of interest due and demand payment for the difference between the shareholder’s estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

(f) If, within sixty (60) days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all

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dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

(g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

(h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

(i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

(1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

(2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

(j) As used in this Section:

(1) “Fair value”, with respect to a dissenter’s shares, means the proportionate interest of the shareholder in the corporation, without discount for minority status or, absent extraordinary circumstance, lack of marketability, immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

(2) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

D-2    |    RLI Corp. 2018 Proxy Statement

© 2018 RLI CORP. 9025 N. LINDBERGH DRIVE PEORIA, IL 61615-1431 P: 309.692.1000 | WWW.RLICOR P.COM

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 3, 2018. RLI CORP. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E36980-P01829 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 5, 2018 Date: May 3, 2018Time: 2:00 PM Location: Mt. Hawley Country Club 7724 North Knoxville Avenue Peoria, IL 61614

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E36981-P01829 Vote In Person: Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2018 to facilitate timely delivery.

Voting Items

1. Election of Directors

Nominees:

01) Kaj Ahlmann
02) Michael E. Angelina
03) John T. Baily
04) Calvin G. Butler, Jr
05) David B. Duclos
06) Jordan W. Graham
07) Jonathan E. Michael
08) Robert P. Restrepo, Jr.
09) James J. Scanlan
10) Michael J. Stone

E36982-P01829

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) 02) 03) 04) 05) Kaj Ahlmann Michael E. Angelina John T. Baily Calvin G. Butler, Jr. David B. Duclos 06) 07) 08) 09) 10) Jordan W. Graham Jonathan E. Michael Robert P. Restrepo, Jr. James J. Scanlan Michael J. Stone The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Approve the reincorporation of the Company from the State of Illinois to the State of Delaware. 3. Advisory vote on executive compensation (the "Say-on-Pay" vote). 4. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in their discretion upon other matters as may properly come before the meeting. E36982-P01829 Voting Items

Voting Items

1. Election of Directors

Nominees:

01) Kaj Ahlmann
02) Michael E. Angelina
03) John T. Baily
04) Calvin G. Butler, Jr.
05) David B. Duclos
06) Jordan W. Graham
07) Jonathan E. Michael
08) Robert P. Restrepo, Jr.
09) James J. Scanlan
10) Michael J. Stone

E36983-P01829

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) 02) 03) 04) 05) Kaj Ahlmann Michael E. Angelina John T. Baily Calvin G. Butler, Jr. David B. Duclos 06) 07) 08) 09) 10) Jordan W. Graham Jonathan E. Michael Robert P. Restrepo, Jr. James J. Scanlan Michael J. Stone The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Approve the reincorporation of the Company from the State of Illinois to the State of Delaware. 3. Advisory vote on executive compensation (the "Say-on-Pay" vote). 4. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. E36983-P01829 Voting Items

E36984-P01829

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36956-P01829 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RLI CORP. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) Kaj Ahlmann Michael E. Angelina John T. Baily Calvin G. Butler, Jr. David B. Duclos 06) 07) 08) 09) 10) Jordan W. Graham Jonathan E. Michael Robert P. Restrepo, Jr. James J. Scanlan Michael J. Stone For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 2. Approve the reincorporation of the Company from the State of Illinois to the State of Delaware. 3. Advisory vote on executive compensation (the "Say-on-Pay" vote). 4. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. E36957-P01829 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RLI CORP. The undersigned hereby appoints Michael E. Angelina and Jordan W. Graham, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 5, 2018 at the RLI Corp. Annual Meeting of Shareholders to be held on May 3, 2018 or any adjournments thereof. If no vote is provided, the Proxies shall vote (a) for each of the director nominees listed on the reverse side of this form, and (b) for Proposals 2, 3 and 4, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, April 30, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, April 30, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36958-P01829 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RLI CORP. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) Kaj Ahlmann Michael E. Angelina John T. Baily Calvin G. Butler, Jr. David B. Duclos 06) 07) 08) 09) 10) Jordan W. Graham Jonathan E. Michael Robert P. Restrepo, Jr. James J. Scanlan Michael J. Stone For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 2. Approve the reincorporation of the Company from the State of Illinois to the State of Delaware. 3. Advisory vote on executive compensation (the "Say-on-Pay" vote). 4. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. E36959-P01829 Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan (ESOP) to vote (in person or by proxy), as provided, the number of shares of RLI Common Stock credited to this account as of March 5, 2018 under the RLI Corp. ESOP, at the RLI Corp. Annual Meeting of Shareholders to be held on May 3, 2018 or any adjournments thereof. If no vote is provided, the Trustee shall vote (a) for each of the director nominees listed and (b) for Proposals 2, 3 and 4, all on a pro rata basis with all shares of Common Stock held in the RLI Corp. ESOP (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting. These confidential voting instructions will be seen only by our tabulator, Broadridge Financial Solutions. (Continued and to be signed and dated on the reverse side.)